EXHIBIT 10.17
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                        PURCHASE AND SALE AGREEMENT


                               by and among


                        THE SELLERS DEFINED HEREIN,



                       BANYAN STRATEGIC REALTY TRUST


                                   -and-


                      DENHOLTZ MANAGEMENT CORPORATION





                         Dated:   January 8, 2001




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                        PURCHASE AND SALE AGREEMENT


      This Agreement made this 8th day of January, 2001, by and between BSRT University Square L.L.C., an Illinois limited liability company, BSRT Woodcrest Office Park Limited Partnership, an Illinois limited partnership, BSRT Commerce Center L.L.C., an Illinois limited liability company, BSRT Avalon Ridge L.L.C., an Illinois limited liability company, BSRT Technology Park (GA) L.L.C., an Illinois limited liability company, BSRT Johns Creek L.L.C., an Illinois limited liability company, BSRT/M&J Northlake Limited Partnership, an Illinois limited partnership, BSRT Technology Center L.L.C., an Illinois limited liability company, BSRT Fountain Square L.L.C., an Illinois limited liability company, BSRT University Corporate Center L.L.C., an Illinois limited liability company, BSRT Metric Plaza L.L.C., an Illinois limited liability company, BSRT Park Center L.L.C., an Illinois limited liability company, BSRT Sand Lake Tech Center L.L.C., an Illinois limited liability company, BSRT Peachtree Pointe L.L.C., an Illinois limited liability company, BSRT Phoenix Business Park L.L.C., an Illinois limited liability company, BSRT Southlake L.L.C., an Illinois limited liability company, BSRT Avalon Center L.L.C., an Illinois limited liability company, BSRT Airways Plaza L.L.C., an Illinois limited liability company, BSRT Newtown Trust, a Massachusetts business trust, BSRT Lexington Trust, a Massachusetts business trust, BSRT Lexington B Corp., an Illinois corporation, Banyan/Morgan MOC Limited Partnership, an Illinois limited partnership, Banyan/Morgan Willowbrook Limited Partnership, an Illinois limited partnership, Banyan/Morgan Elmhurst L.L.C., an Illinois limited liability company, Banyan/Morgan Wisconsin L.L.C., an Illinois limited liability company, BSRT Riverport Trust, a Massachusetts business trust, BSRT Butterfield Office Plaza, L.L.C., an Illinois limited liability company, and Tower Lane Limited Partnership, an Illinois limited partnership, each having an address c/o Banyan Strategic Realty Trust, 150 South Wacker Drive, Suite 2900, Chicago, Illinois 60606 (hereinafter individually referred to as a "Seller" and collectively referred to as the "Sellers"), Banyan Strategic Realty Trust, a Massachusetts business trust having an address at 150 South Wacker Drive, Suite 2900, Chicago, Illinois 60606 (hereinafter referred to as "BSRT") and Denholtz Management Corporation, a New Jersey corporation, having an address c/o Denholtz Associates, 1600 St. Georges Avenue, Rahway, New Jersey 07065, its assignees or nominees (hereinafter referred to as "Buyer").


                           W I T N E S S E T H :

      Sellers are the owners or ground lessees of the land which is more fully described by metes and bounds on Exhibits "A-1" through "A-30" attached hereto and made a part hereof (the "Land"), and the owners of the buildings and improvements thereon erected (the "Improvements") (each parcel of Land owned by a Seller and the Improvements thereon is hereinafter individually referred to as a "Fee Property" and collectively referred to as the "Fee Properties;" each parcel of Land ground leased by a Seller and the Improvements thereon is hereinafter individually referred to as a "Ground Lease Property" and collectively referred to as the "Ground Lease Properties;" the Fee Properties and the Ground Lease Properties are individually referred to as a "Property" and collectively referred to as the "Properties"); and

      Sellers are entities which are either wholly owned, directly or indirectly, by BSRT, or controlled by BSRT; and

      BSRT has adopted a plan of liquidation, and BSRT is entering into this Agreement pursuant to the aforesaid plan of liquidation and Section
9.1 of the Third Amended and Restated Declaration of Trust of BSRT dated as of December 13, 1999; and



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      Sellers desire to sell and Buyer desires to buy all of Sellers'
right, title and interest in and to the Properties, for the price and other considerations and upon the terms and conditions hereinafter set forth.

      And now therefore the parties hereto, in consideration of the mutual covenants herein contained, and respectively expressing the intention to be legally bound hereby, covenant and agree as follows:

      1.    SALE.

            1.1 Each Seller agrees to sell and convey to Buyer and Buyer agrees to purchase and take from each Seller all of Seller's right, title and interest in the Property owned or leased by such Seller, including, without limitation the following, which shall be included within the term "Property":

                  (a) Easements, rights of way, privileges, appurtenances, and rights to the same belonging to and inuring, to the benefit of such Property; and

                  (b) Any strips and gores adjacent to such Property and any land lying in the beds of any street, road or avenue, open or proposed, in front of or adjoining said Property to the center line thereof; and

                  (c) All fixtures, machinery, equipment, furnishings, appliances, supplies, operational records and other personal property owned by such Seller or any affiliate thereof (other than personal property owned by any property manager or the parent of any property manager) and located on the Property, including, without limitation, all fittings, heating, air cooling, air conditioning, freezing, lighting, laundry, incinerating, and power equipment and apparatus; all engines, pipes, pumps, tanks, motors, conduits, switch boards, plumbing, lifting, cleaning, fire prevention, fire extinguishing and refrigerating, equipment and apparatus; all furnaces, oil burners or units thereof; all appliances, vacuum cleaning, systems, awnings, screens, storm doors and windows, cabinets, partitions, ducts and compressors, furniture and furnishings, hot water heaters, garbage receptacles and containers above and below ground, janitorial supplies, landscaping, materials, lawn mowers, tools, vehicles and articles of a nature similar to the foregoing; and all future additions to or substitutions for the foregoing, or any part thereof, between the date hereof and the date of Closing (as hereinafter defined); and all other personal property now upon or hereafter placed on the Property and/or which are used in connection with the operation of the Property and owned by such Seller, and all warranties and guarantees to and right of action of such Seller therefor, if any, including without limitation all of the personal property listed on Exhibits "C-1" through "C-30" attached hereto and made a part hereof. (The property described in this Section 1.1(c), when referred to separately from the Property, is hereinafter sometimes called "Personalty").

                  (d) Any other interest of such Seller in and to such Property or pertaining thereto, including without limitation, all of such Seller's right, title and interest in and to the following (collectively, the "Other Interests"):

                        (i) With respect to such Property, any catalogs, booklets, manuals, files (including computer stored data, files, programs, etc.), logs, records, correspondence, purchaser prospect lists, tenant lists, tenant prospect lists and other mail in lists, sales brochures and material, leasing brochures and materials, advertisement materials, all records and files with respect to the Tenant Leases (as hereinafter defined), whether in the possession of such Seller, BSRT or any property manager of such Property and other items, including without limitation, title information, soil, engineering and environmental inspections, studies and reports, market studies, and similar inspections with respect to the sale, management, leasing, promotion, ownership, maintenance, use, occupancy and operation of the Property;



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                        (ii)  Any name (excluding the names "Banyan,"
"BSRTS" and "BSRT"), trade name, trademark, service mark or logo (and all goodwill associated therewith) by which the Property or any part thereof may be known or which may be used in connection with the Property, including without limitation (except as set forth above), the names set forth on Exhibits "A-1" through "A-30" and all other fictitious names used on the date hereof or which such Seller has the right to use in connection with the ownership, use, occupancy or operation of the Property (collectively, the "Names") together with all registrations, if any, for such Names;

                        (iii) Subject to the provisions of Section 10.1(j) hereof, any bond, guaranty, warranty or repair agreements now existing and outstanding concerning such Property or any part thereof, including without limitation, any bond, guaranty or warranty (including, any fidelity bonds) relating to construction, use, maintenance, occupancy or operation of the Improvements and the Personalty, subject to any limitation contained in each such bond, guaranty and warranty;

                        (iv) Any licenses, permits, franchise approvals and certificates of any governmental authorities required or used in or relating to the ownership, use, maintenance, occupying or operation of any part of such Property;

                        (v) Any surveys of, and plans and specifications relating to, such Property;

                        (vi) Any unrecorded utility agreements including any deposits made thereunder;

                        (vii) The Service Agreements (as hereinafter defined) relating to such Land and Improvements;

                        (viii) The Tenant Leases relating to such Land and Improvements and all of the Sellers' right, title and interest to any security under such Tenant Leases, including, without limitation, letters of credit, promissory notes and other forms of non cash security;

                        (ix)  Any unpaid awards for any taking by
condemnation or any damage to such Property by reason of a change of grade of any street or highway, or any award paid to such Seller and not used or applied by such Seller to the restoration of such Property;

                        (x) Any unpaid proceeds for any damage to such Property by reason of fire or other casualty, or any proceeds paid to such Seller and not used or applied by such Seller to the restoration of such Property;

                        (xi) Any development rights with respect to such Property;

                        (xii) The Ground Leases (as hereinafter defined) relating to the Ground Lease Properties; and

                        (xiii) The Telecommunications Agreements (as hereinafter defined) relating to such Property.


      2     PURCHASE PRICE.

            2.1 The purchase price which Buyer shall pay to Sellers for Sellers' interests in the Properties is Two Hundred Twenty-Six Million and no/00 ($226,000,000.00) Dollars, as may be reduced if this Agreement is terminated with respect to any of the Properties (the "Purchase Price") payable, subject to adjustments and apportionments as hereafter provided, as follows:



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                  (a)   One Million Five Hundred Thousand and no/00
($1,500,000.00) Dollars (the "Initial Downpayment") payable on or before the date which is three (3) business days after the execution of this Agreement by BSRT and Sellers, by wire transfer of immediately available funds to Commonwealth Land Title Insurance Company (the "Escrow Agent"), which shall be held in accordance with the escrow agreement, dated as of the date hereof, by and among Sellers, BSRT, Buyer and the Escrow Agent (the "Escrow Agreement"); and

                  (b) One Million Five Hundred Thousand and no/00 ($1,500,000.00) Dollars (the "Additional Downpayment"; the Initial Downpayment and the Additional Downpayment are collectively referred to herein as the "Downpayment" ) at or prior to 5:00 p.m. (New York time) on the first business day following the Due Diligence Date (as hereinafter defined), by wire transfer of immediately available funds to Escrow Agent, which shall be held in accordance with the Escrow Agreement; and

                  (c) Two Hundred Twenty-Three Million and no/00 ($223,000,000.00) Dollars at the Closing by wire transfer to such account(s) as Sellers shall designate (but in no event more than five (5) such accounts) not less than three (3) business days prior to the Closing.

                  (d) Interest on the Downpayment shall be paid to Buyer unless Sellers are entitled to the Downpayment pursuant to Section 19.1 hereof. In the event there is a Closing as set forth in Section 4 hereof, such interest shall be paid to Sellers and credited against the balance of the Purchase Price owed by Buyer to Sellers.

            2.2 Notwithstanding the foregoing, in the event that, prior to the Due Diligence Date, Buyer elects to purchase one or more of the Properties by acquiring the same subject to the Existing Indebtedness (as hereinafter defined) encumbering the same (the "Surviving Existing Indebtedness"), Buyer shall so notify Sellers in writing and this Agreement shall be amended, inter alia, as follows: 1. such indebtedness will be deemed a Permitted Exception with respect to such Properties, 2. the portion of the Purchase Price payable pursuant to Section 2.1(b) shall be reduced at the Closing by the then principal balance of such Surviving Existing Indebtedness, 3. Section 7.1 shall be revised to add the delivery of estoppel certificates from the holders of the Surviving Existing Indebtedness indicating the then current principal balance, the status of the interest payment, the amount of any escrow accounts, and that to the best of such holders' knowledge there are no defaults then existing on the part of the applicable Seller under the applicable loan documents, and a consent from the applicable lender to Buyer acquiring such Property subject to such Surviving Existing Indebtedness, as conditions to Buyer's obligation to close, 4. Section 8 shall be revised to add an obligation on the part of the applicable Seller(s) to comply with the terms of such Surviving Existing Indebtedness between the Due Diligence Date and the date of Closing, 5. Section 9.1 shall be revised to add the estoppel certificate and consent from the applicable lender and certified copies of the loan documents as documents to be delivered by the applicable Seller at the Closing, and 6. Section 10.1 shall be revised to add an apportionment for interest on such Surviving Existing Indebtedness and to provide that Buyer shall reimburse the applicable Seller for all escrow accounts held by the holder of the Surviving Existing Indebtedness (including, without limitation, escrow accounts for capital improvements) as indicated on the estoppel certificate. Buyer acknowledges that Buyer may not acquire (i) Property #12 and 13 (Johns Creek Office and Industrial Park), (ii) Property #14, 15 and 16 (Technology Park) and (iii) Property #8 (Lexington Business Center) subject to the Existing Indebtedness in favor of LaSalle Bank National Association.

            2.3 Buyer has allocated the Purchase Price among the Properties as set forth on Exhibit "E."



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      (3)   INSPECTION BY BUYER.

            3.1 Buyer and Buyer's authorized agents and representatives may, from time to time, at Buyer's sole cost and expense, prior to Closing, during regular business hours, inspect all of the Properties and make such tests, surveys, studies and inspections, and generally obtain such other information and data, as Buyer shall, in its sole discretion, deem necessary or desirable, including, without limitation, collection of soil and groundwater samples and engineering studies. Buyer agrees that it shall be liable for and shall defend, indemnify and hold the Sellers, BSRT and their officers, trustees and agents harmless from any, and all damages, costs, expenses, liabilities or suits arising by reason of or related to such entry and/or conduct of tests, surveys and inspections, including attorneys' fees and the cost to repair and restore, which obligation shall survive the termination of this Agreement. Following the performance of any such tests, surveys, studies and inspections, Buyer shall restore the Properties to their condition prior to the performance thereof, which restoration obligation shall survive the termination of this Agreement. Such entry, tests, surveys and inspections shall not unreasonably interfere with the tenants' use and enjoyment of their respective spaces. Sellers shall cooperate with Buyer in connection with the exercise by Buyer of its rights hereunder. Such right to inspection and the exercise of such right shall not constitute a waiver by Buyer of the breach of any representations or warranty of the Sellers which might have been disclosed by such inspection. Sellers acknowledge that Buyer may communicate with the tenants, property managers, service contractors and leasing agents of the Properties, the title companies insuring Sellers, surveyors that have supplied surveys with respect to any of the Properties and/or the holders of the Existing Indebtedness, and any party with whom a Seller has a contractual relationship. Buyer agrees that (i) if it shall meet with a tenant of a Property, either in person or by telephone communication, on more than one occasion, Buyer shall notify Seller at least one business day prior to the date of such scheduled additional meeting(s) and allow Seller or its agent to be present at such additional meeting(s) and (ii) it shall not make any promises or representations to any tenant of a Property with respect to any term or condition of a Tenant Lease.

            3.2 Sellers shall from time to time, prior to Closing, during regular business hours, permit Buyer's accountants and authorized representatives, at Buyer's sole cost and expense, to examine and photocopy Sellers' books, the financial records of the Properties, tenant files, operational logs and third party reports relating to the operation of the Properties, including, without limitation, making such information available as is necessary to conduct an audit of the Sellers' financial information with respect to the Properties and the business conducted by Sellers thereon in accordance with generally accepted auditing standards. Sellers shall provide Buyer with such information as Sellers may have with respect to actual expenditures made on all repairs, maintenance, improvements, upgrades, operation and upkeep of the Properties, including all taxes and utility payments within three years prior to Closing, and dates of construction, installation and major repairs to the Properties. Sellers shall make available to Buyer the managers of the Properties and such other persons employed by or under contract with any Seller who have knowledge of the operation of the Properties. The provisions of Section 22 hereof shall be inapplicable with respect to any communications Buyer and/or its agents may have with such persons.

            3.3 If, on or before March 30, 2001, Buyer shall give written notice to Sellers that Buyer is dissatisfied with the result of Buyer's investigation with respect to the Properties or the operation thereof, for any reason, then this Agreement shall thereupon terminate, and except as otherwise provided herein, neither Sellers nor Buyer shall have any further liability or obligation to the other hereunder, but Buyer shall be entitled


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to a return of the Downpayment.  In the absence of such notice, this
Agreement shall remain in force. The earlier to occur of (a) the date Buyer waives in writing its right pursuant to this Section 3.3, or (b) March 30, 2001 (assuming Buyer does not exercise its option pursuant to this Section 3.3) shall be hereinafter referred to as the "Due Diligence Date." Buyer shall be responsible for all expenses incurred by Buyer in connection with its investigation of the Properties except as set forth in Sections 5.5, 18.5 and 19.2 hereof. Prior to the Due Diligence Date, if Buyer has not terminated this Agreement, Buyer shall notify Sellers which Properties Buyer intends to acquire subject to the applicable Existing Indebtedness.

            3.4 Prior to the Due Diligence Date, Sellers shall promptly provide Buyer, upon Buyer's written request, with information and documents relating to the Properties in the possession of BSRT, any Seller or their respective agents and in furtherance of the inspections and examinations of Buyer as contemplated in this Section 3, provided, however, that Sellers and BSRT shall not be unreasonably required to repeatedly comply with the same request.

      4.    CLOSING.

            4.1 The closing of the transaction contemplated hereby (the "Closing") shall take place at Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York, at 10:00 A.M. on April 30, 2001 or such other time (i) as may be agreed upon by the parties or (ii) as may be set forth in this Agreement in any provision providing for an extension of the date of Closing; provided, however, that by written notice to Sellers, Buyer may elect to have the Closing take place at the office of the attorneys for any lender providing financing to Buyer in connection with the transactions contemplated herein (hereinafter individually referred to as "Buyer's Lender").

      5.    CONDITION OF TITLE.

            5.1 On or before the Due Diligence Date, Buyer, at its sole cost, shall deliver copies of a title insurance commitment and survey for each Property to Sellers, and Sellers and Buyer shall agree upon a list of permitted title exceptions for each Property (the "Permitted Exceptions") and shall set same forth in an amendment to this Agreement. The Permitted Exceptions shall not include any liens in a liquidated amount, other than Surviving Existing Indebtedness, or the right of first refusal with respect to Property #12 (3851 Lakefield Drive, Suwanne, Georgia, constituting part of the Johns Creek Office and Industrial Park), but shall include the Ground Leases. Sellers shall take no action nor shall Sellers refuse or fail to take an action the result of which is to cause any encumbrances of any kind to be placed upon any Property after the date hereof. At the Closing, title to each Property shall be good and marketable, free and clear of all liens, restrictions, easements, encumbrances, leases and tenancies and without title company exceptions, disclaimers of liability or objections, except for the Permitted Exceptions; and said title shall be insurable as aforesaid at rates usually charged and with such affirmative insurances as Buyer shall have notified the applicable Seller prior to the Due Diligence Date, by the title insurance company or companies chosen by Buyer (collectively, the "Title Company") to insure Buyer's title to such Property. Said title insurance policy shall also contain such other affirmative insurances as are customarily obtained by buyers of similar properties.

            5.2 All Improvements shall be within the boundaries of the applicable Property and shall not encroach on the property of others, except for non-material encroachments over which the Title Company is willing to endorse the title insurance policy that the Title Company will be issuing to Buyer.



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            5.3   Title to the Personalty and the Other Interests shall be
good and marketable and free and clear of all liens, encumbrances, chattel mortgages, leases, trust receipts, conditional sales agreements, pledges, title retention contracts, security, interests, tax liens or claims of every kind, nature and description whatsoever, except [any leased Personalty or Other Interests]. Sellers shall pay at Closing any sums required to free the Personalty and the Other Interests of any such interest of any third party and to cause the filing of any termination statement or other document required to remove of record such interest of any third party.

            5.4 Any instrument, assurance or deposit required to obviate a defect in or objection to title shall be in such form, terms, condition and amount as may be reasonably required by Buyer and/or Buyer's institutional lenders in order for the Title Company to omit any defect, objection or exception to title, and any such deposits shall be made with the Title Company.

            5.5 If title to one or more Properties cannot be transferred and/or conveyed to Buyer at the time of Closing in accordance with the requirements of this Agreement, then Sellers shall have the right to adjourn the Closing by written notice to Buyer, which notice shall specify a revised date of Closing not more than thirty (30) days after the original scheduled date of Closing. If Sellers shall be unable to cure such condition after any such adjournment, Buyer shall have the option, to be exercised in writing, (A) of taking such title as Seller can convey with abatement of the Purchase Price to the extent of the cost of curing such violations or conditions (not to exceed one-half of one percent (0.5%) of the portion of the Purchase Price allocated to such Properties); or (B) of terminating this Agreement with respect to any such affected Property (any Property with respect to which this Agreement is terminated whether pursuant to this Section 5.5 or any other provision of this Agreement is hereinafter individually referred to as a "Rejected Property" and collectively referred to as the "Rejected Properties"), in which event (x) the Purchase Price shall be reduced by the portion thereof allocated to such Rejected Properties as set forth on Exhibit "E" and (y) (except as otherwise provided hereunder) there shall be no further liability or obligation on the part of Buyer or the applicable Seller with respect to such Properties hereunder; or (C) if the portion of the Purchase Price allocated to the Rejected Properties exceeds 6.64% of the Purchase Price, of terminating this Agreement.

            5.6 Notwithstanding anything contained in Section 5.5 herein, if Buyer has terminated this Agreement with respect to a Rejected Property as provided in Section 5.5 herein, the applicable Seller may require that Buyer purchase any such Rejected Property by written notice to Buyer within sixty (60) days after the date of Closing, if such Rejected Property may be conveyed by the applicable Seller to Buyer in accordance with the requirements of this Agreement within sixty (60) days following the date of Closing. Such notice shall be accompanied by the financial information referred to in Section 9.1(r) together with an amended and/or restated Disclosure Statement to the extent applicable to such Property.
If such notice is given as set forth above, Buyer shall purchase such Rejected Property upon all of the provisions of this Agreement (for an amount equal to the portion of the Purchase Price allocated to such Property) within a reasonable period after receipt of such notice from such Seller, but in no event to exceed forty-five (45) days after receipt of such notice, provided Buyer's ability to obtain financing for the purchase of such Property, and the terms and expenses of such financing, has not been materially altered. Buyer shall use commercially reasonable efforts to maintain in effect any financing commitments obtained with respect to any Property with respect to which this Agreement has been terminated for sixty (60) days after such termination. If Buyer shall purchase such Rejected Property from Seller in accordance with this Section 5.6, Buyer


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shall at the closing of such purchase, pay to the applicable Seller an amount equal to one hundred percent (100%) of the reasonable fees and out-of-pocket expenses reimbursed to Buyer as provided in Section 19.4 hereof with respect to such Property, less any additional reasonable fees and out-of-pocket expenses incurred by Buyer in connection with the delayed conveyance of such Rejected Property.

      6.    REPRESENTATIONS AND WARRANTIES

            6.1 The representations and warranties of Sellers and/or BSRT are deemed to be modified by the disclosure statement which is attached hereto and made a part hereof as Exhibit "P" (the "Disclosure Statement") notwithstanding that any such representation or warranty is not expressly so conditioned. Sellers and/or BSRT may, from time to time, amend and/or restate the Disclosure Statement, provided that in each such case Sellers and BSRT provide Buyer with (i) a clean copy of such amended and/or restated Disclosure Statement, (ii) if same is a restatement of the Disclosure Statement, a blacklined version of such restated Disclosure Statement clearly indicating any changes to the most recent Disclosure Statement and the cumulative changes from the Disclosure Statement attached hereto and (iii) a certification by Sellers and BSRT in the case of a restated Disclosure Statement (or the applicable Sellers in the case of an amended Disclosure Statement) that the amended and/or restated Disclosure Statement is true and correct in all material respects and should be deemed to be an amendment and/or restatement of the then applicable Disclosure Statement. Notwithstanding the foregoing, Sellers and/or BSRT shall provide Buyer with a restated Disclosure Statement no later than fifteen
(15) days prior to the Due Diligence Date and fifteen (15) days prior to the date of Closing. No amended and/or restated Disclosure Statement shall limit or affect any right of Buyer to terminate this Agreement pursuant to
Section 19 hereof if such amended and/or restated Disclosure Statement discloses that the representations and warranties of Sellers contained in this Agreement (as modified by the Disclosure Statement which is attached hereto) are not true and correct in all material respects as of the date of such amended and/or restated Disclosure Statement; provided, however, that Buyer shall notify Sellers of Buyer's intention to exercise any such right pursuant to Section 19 hereof within ten (10) days after receipt of any such amended and/or restated Disclosure Statement, or shall be deemed to have waived its right to so terminate this Agreement with respect to the matters set forth in such amended and/or restated Disclosure Statement (subject to the provisions of the next sentence). Notwithstanding the foregoing, if the disclosure in any amended and/or restated Disclosure Statement does not give Buyer the right to terminate this Agreement, or if Buyer waives such right pursuant to the previous sentence, Buyer shall maintain the right to terminate this Agreement pursuant to Section 19 if subsequent amendments and/or restatements of the Disclosure Statement reveal additional misrepresentations or changes in condition which, when added to those disclosed in any prior amended and/or restated Disclosure Statement, give Buyer a right to terminate this Agreement pursuant to
Section 19.

      6.2 Each Seller (and excluding BSRT), to induce Buyer to enter into this Agreement and to purchase its Property, severally covenants, agrees, represents and warrants to Buyer that the following matters are true as of the date hereof with respect to such Property:

                  (a) The only indebtedness encumbering such Property is as set forth on Exhibits "D-1" through "D-30" attached hereto and made a part hereof (the "Existing Indebtedness"). The documents comprising the Existing Indebtedness are listed on Exhibits "D-1" through "D-30" and true and correct copies thereof have been delivered to Buyer. Except as set forth on the Disclosure Statement attached hereto, all Existing Indebtedness is prepayable at the Closing, whether by outright payment or defeasance. The Existing Indebtedness is in full force and effect, without default by any party thereto. The outstanding balance of the Existing Indebtedness is as set forth on Exhibits "D-1" through "D-30."



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                  (b)   Exhibit "F" hereto is a complete and correct list
of all existing leases and licenses for any portion of such Property (the "Tenant Leases") in effect as of the date hereof, setting forth, INTER ALIA, with respect to each (i) the portion of such Property covered thereby, (ii) the name of the tenant thereunder, (iii) the commencement and expiration date of the term thereof, (iv) the monthly rental and other payments the tenant is obligated to make thereunder, (v) the current outstanding balance of all security deposits held thereunder, and (vi) the information required pursuant to Sections 6.2(c) and (d) hereof.

                  (c) There are no leases, tenancies, licenses or other rights of occupancy or use for any portion of such Property other than the Tenant Leases set forth in Exhibit "F". Except as otherwise noted on Exhibit "F", each of the Tenant Leases is valid and subsisting and in full force and effect, has not been amended, modified or supplemented and the tenant, licensee or occupant thereunder is in actual possession. Correct and complete copies of the Tenant Leases have been submitted by such Seller to Buyer (the pages of which have been Bates stamped as set forth on Exhibit "T" attached hereto) and represent the only Tenant Leases with respect to such Property. To the best knowledge of such Seller, no tenant has asserted any claim, offset or defense which would in any way affect the collection of rent from such tenant. No written notice of default or breach on the part of the landlord under any of the Tenant Leases has been received by such Seller or its agents from the tenant, licensee or occupant thereunder. All decorating, repairs, alterations and other work required to be performed by the landlord on or prior to the date of Closing, under each of the Tenant Leases, or the cost thereof to be reimbursed to any such tenants as an incident of such tenancy, has been performed or reimbursed or will have been performed or reimbursed by such Seller at its cost prior to the date of Closing. No tenant, licensee or other occupant under any of the Tenant Leases has any right or option to acquire the Property, or any part thereof or interest therein. The copies of the Tenant Leases delivered to Buyer are true and correct and constitute the sole agreements between such Seller and the respective tenants of such Property.

                  (d) The rents set forth in Exhibit "F" are the actual rents, income and charges presently being collected by such Seller under the Tenant Leases and such Seller has no knowledge of any default by any tenant under its lease. No tenant, licensee or occupant under any of the Tenant Leases is entitled to any concessions, rent-free occupancy, allowances, rebates or refunds for any period subsequent to the date hereof or has prepaid any rents or other charges for more than the current month. No security deposits have been paid by any tenants of such Property which have not heretofore been returned, except as set forth on Exhibit "F" hereto.

                  (e) No brokerage or leasing commission or other compensation is or will be due or payable on or after the Closing to any person, firm, corporation or other entity with respect to or on account of any of the Tenant Leases, including with respect to any renewal terms which have not yet begun or which have not been exercised (except for those Tenant Leases entered into after the date hereof pursuant to Section 8.3 hereof).

                  (f) To the best knowledge of such Seller, such Seller has performed, and at Closing shall have performed, all obligations which it has under the Tenant Leases, and all other agreements relating to such Property, which obligations shall have accrued as of Closing.

                  (g) Exhibit "G" attached hereto is a complete and correct list of all existing management, service, equipment, supply, maintenance, exhibitor's concession, union or collective bargaining agreements with respect to or affecting such Property (the "Service Agreements") and each of such agreements is in full force and effect and has not been amended, modified or supplemented except as set forth on Exhibit "G". No written notice of default or breach by such Seller in the terms of any Service Agreements has been received by such Seller or its agents. Such Seller has performed and at Closing, shall have performed all obligations which it has under the Service Agreements.

                  (h) To the best knowledge of such Seller, such Seller has all licenses, permits and approvals required for the ownership and operation of such Property. All charges and fees for such licenses, permits and approvals have been paid in full. Such licenses and permits are assignable to Buyer without the requirement for any consent from any third party and no such licenses or permits need to be in Buyer's name in order for Buyer to be the beneficiary thereof.

                  (i) The only Ground Lease Properties are (i) Property # 9 (6901 Riverport Drive, Louisville, Kentucky), (ii) Property # 26 (Technology Center, Huntsville, Alabama) and (iii) Property # 10 (Northlake Tower Shopping Center, Atlanta, Georgia). Such Seller is the owner of a leasehold estate in the Ground Lease Property pursuant to the ground leases described on Exhibit "H" attached hereto and made a part hereof (individually referred to as a "Ground Lease" and collectively as the "Ground Leases"), which Ground Leases have not been amended, modified or supplemented except as set forth on such Exhibit "H". The Ground Leases are in full force and effect and no party thereto is in default thereunder.

True and correct copies of the Ground Leases have been delivered to Buyer. The consent of each owner of a Ground Lease Property (each, a "Ground Lessor") is required for the assignment of such Seller's interest therein to Buyer.

                  (j) Such Seller does not employ any persons in connection with the management, operation or maintenance of the Property

                  (k) Seller has received no notice to the effect that the present use of such Property and the specific uses identified in the Tenant Leases is in violation of the applicable zoning laws, ordinances and regulations pertaining thereto.

                  (l) Such Seller has not received from any governmental authority, any notices requiring improvements or installations on or in connection with such Property, or asserting, any violation of any applicable law, regulation or other governmental requirement. In the event any such notices are served or received prior to Closing or if an inspection by the applicable governmental authorities shall disclose that such Property or any portion thereof is not in compliance with any applicable law, regulation or other governmental requirement, such Seller will effect full compliance therewith prior to Closing or as soon thereafter as may be practical, provided however, that any work required to effect such compliance shall be subject to Buyer's reasonable approval. If there is insufficient time to effect compliance prior to Closing, then at Buyer's option, Buyer may extend the time for Closing until such compliance is effected, or may close with a reduction in the Purchase Price for such Property in an amount estimated by an engineer or architect satisfactory to both Seller and Buyer as one hundred twenty-five percent (125%) of the cost to cure the violations.

                  (m) To the best knowledge of such Seller and except as set forth on Exhibit "K" dealing with environmental matters, (a) no hazardous substances, pollutants or wastes have been treated, stored or disposed of, or otherwise deposited, or have leaked, spilled or been placed, in, on, under or about such Property, including without limitation of the generality of the foregoing, the surface waters and subsurface waters of such Property, (b) there are no substances or conditions in, on, under or about such Property or use thereof or which violates any federal, state or local environmental statues, regulation, ordinance or other environmental regulatory requirement(s), (c) there are no underground or above ground storage tanks located in or about such Property, and (d) such Seller has delivered to Buyer true and correct copies of all environmental documentation, including all environmental and engineering reports, tests results, plans and correspondence to or from any applicable governmental authority, obtained by such Seller or otherwise in the possession or under the control of such Seller with respect to such Property or any part thereof, a list of which documentation is set forth on Exhibit "K," and which documentation, including all of the information contained therein (and, separately, any environmental reports obtained by Buyer prior to the
Due Diligence Date), is deemed disclosed to and known by Buyer.   There are
no environmental liens against such Property.

                  (n) Such Seller is the sole and absolute owner of the Personalty and the Other Interests related thereto, free and clear of all liens and encumbrances, except for security interests to be discharged at or before Closing hereunder. Prior to Closing no such items of Personalty or the Other Interests being sold hereunder will be removed from such Property, unless replaced with items of comparable value.

                  (o) The policies of insurance set forth on Exhibit "L" hereto attached are currently in force. Such Seller has not received any written notice from any insurance company under the current policy which has issued a policy with respect to such Property or from any board or fire underwriters (or other body exercising similar functions) (a) claiming any defects or deficiencies which have not been cured or corrected, (b) requesting the performance of any repairs, alterations or other work which have not been performed, or (c) stating, in effect, that any of such policies will not be renewed or will be renewed at a premium that is materially greater than is presently payable therefor, subject to ordinary market conditions and increases.

                  (p) There is no action, suit or proceeding, pending or, to the best of such Seller's knowledge, threatened against or affecting such Property or any portion thereof, or the ability of any such Seller to consummate the transactions contemplated hereby.

                  (q) Such Seller has no knowledge of any pending or threatened condemnation or eminent domain proceedings which would affect such Property.

                  (r) Such Property is separately assessed by the governmental authorities for taxing purposes. Such Seller has delivered to Buyer a copy of the latest real estate tax bill with respect to such Property. There are no proceedings or applications pending before any governmental authority, department or agency with respect to the assessed value of such Property.

                  (s) No person, firm or entity other than Buyer has any rights to acquire all or part of such Property.

                  (t) There are no agreements relating to such Property other than Tenant Leases, Ground Leases, the Permitted Exceptions, Service Agreements and Telecommunications Agreements.

                  (u) Such Seller has delivered to Buyer operating statements for the applicable Property which accurately portray the operation of such Property in all material respects for the calendar years 1998 and 1999 (in each case to the extent such Seller owned such Property during such period), and for the first ten (10) months of calendar year 2000.

                  (v) Exhibit "A-1" through "A-30" attached hereto is a complete and correct list of all real property owned and/or leased by Seller or any affiliate thereof.

                  (w) Exhibit "U" attached hereto is a complete and correct list of all utility bonds with respect to the Properties.

                  (x) No representation or warranty by such Seller contained in this Agreement, and no information contained in any Exhibit or other instrument furnished or to be furnished to Buyer pursuant to this Agreement or in connection with the transaction contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact in order to make the statements therein not misleading.

                  (y) Such Seller is either (i) an Illinois limited liability company, (ii) an Illinois limited partnership, (iii) an Illinois corporation or (iv) a Massachusetts business trust (as applicable and as set forth in the preamble hereof), duly organized, validly existing and in good standing under the laws of the State of Illinois or the Commonwealth of Massachusetts (as applicable and as set forth in the preamble hereof), with full power and authority to own its properties and assets and to conduct its business as now conducted and proposed to be conducted and is duly qualified or licensed to do business as a foreign limited liability company, partnership, corporation or trust (as applicable and as set forth in the preamble hereof), and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed, individually or in the aggregate, has not had, or would not reasonably be expected to have, any change in or effect on the business of such Seller that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of such Seller taken as a whole ("Material Adverse Effect"). Such Seller has furnished or made available to Buyer true and complete copies of its organizational documents.

                  (z) Such Seller has all necessary corporate, partnership, limited liability company or trust power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Seller and the consummation by such Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate, partnership, limited liability company or trust action, and no other proceedings on the part of such Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Seller and, assuming the due authorization, execution and delivery by Buyer, constitutes the legal, valid and binding obligation of such Seller, enforceable against it in accordance with its terms except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

                  (aa) The execution and delivery of this Agreement by such Seller does not, and the performance by it of its obligations hereunder, and the consummation of the transactions contemplated hereunder will not, (i) conflict with or violate any provision of the such Seller's organizational documents, (ii) conflict with or violate in any material respect any federal, state, foreign or local statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United States or any other jurisdiction or regulatory agency ("Law") applicable to such Seller or by which any property or asset of such Seller is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any property or asset of such Seller.

                  (bb) The execution and delivery of this Agreement by such Seller does not, and the performance of this Agreement by such Seller will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state or local or any foreign government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign, or any other person or entity.

                  (cc) No bankruptcy, insolvency, rearrangement or similar action involving such Seller, whether voluntary or involuntary, is pending or threatened, and such Seller has no intention of filing any such action or proceeding.

                  (dd) Exhibit "S" attached hereto and made a part hereof is a complete and correct list of all existing telecommunication agreements affecting such Property (individually, a "Telecommunication Agreement" and collectively, the "Telecommunication Agreements").

                  As used in this Section 6.2, "to the best knowledge of Seller" shall mean the actual knowledge of the following individuals: (i) Robert G. Higgins, (ii) Laurence G. Schafran, (iii) Joel Teglia, (iv) Chip George and (v) Christopher Swieca, so long as they are employees of BSRT or an affiliate thereof, with respect to the subject matter at issue and after reasonable inquiry of BSRT's property managers and leasing agents at the Properties.

                  Each Seller and BSRT shall be discharged and released from any and all liability for a misrepresentation or breach of warranty under this Section 6.2 if and to the extent that any of such Seller's representations and warranties made herein are confirmed by any party in an estoppel certificate pursuant to Sections 7.1(c) or 7.1(e) hereof.

            6.3 BSRT, to induce Buyer to enter into this Agreement, covenants, agrees, represents and warrants to Buyer that 7. BSRT is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, with full power and authority to own its properties and assets and to conduct its business as now conducted and proposed to be conducted and is duly qualified or licensed to do business as a foreign business trust and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed, individually or in the aggregate, has not had, or would not reasonably be expected to have Material Adverse Effect on BSRT, 8. BSRT has furnished or made available to Buyer true and complete copies of its (A) Third Amended and Restated Declaration of Trust dated as of December 13, 1999, as amended by First Amendment of Third Amended and Restated Declaration of Trust effective as of December 13, 1999, (B) By-Laws dated March 13, 1986 and (C) Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Shares dated August 21, 1998 (the documents referred to in clauses (A), (B) and (C) are collectively hereinafter referred to as "BSRT's Organizational Documents"), 9. BSRT has all necessary business trust power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby, 10. the execution and delivery of this Agreement by BSRT and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary business trust action, and no other proceedings on the part of BSRT are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, 11. this Agreement has been duly executed and delivered by BSRT and, assuming the due authorization, execution and delivery by Buyer, constitutes the legal, valid and binding obligation of BSRT, enforceable against it in accordance with its terms except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies, 12. the execution and delivery of this Agreement by BSRT does not, and the performance by it of its obligations hereunder, and the consummation of the transactions contemplated hereunder will not,
(i) conflict with or violate any provision of BSRT's Organizational Documents, (ii) conflict with or violate in any material respect any Law applicable to BSRT or by which any property or asset of BSRT is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any property or asset of BSRT, 13. the execution and delivery of this Agreement by BSRT does not, and the performance of this Agreement by it will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state or local or any foreign government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign, or any other person or entity, 14. no bankruptcy, insolvency, rearrangement or similar action involving BSRT, whether voluntary or involuntary, is pending or threatened, and BSRT has no intention of filing any such action or proceeding, and 15. there is no litigation pending, or to BSRT's knowledge, threatened that would prevent the consummation of the transactions contemplated hereby or have a Material Adverse Effect on the Properties.

            6.4 Buyer, to induce Sellers to enter into this Agreement and to sell the Properties, covenants, agrees, represents and warrants to BSRT and the Sellers that the following matters are true as of the date hereof and shall be true as of the date of Closing:

                  (a) Buyer is a New Jersey corporation, duly organized, validly existing and in good standing under the laws of the State of New Jersey with full power and authority to own its properties and assets and to conduct its business as now conducted.

                  (b) Buyer has the full power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein in accordance with the terms of this Agreement. Compliance with the terms and conditions hereof will not (i) violate or conflict with any provision of Buyer's organizational documents or any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restrictions of any government, governmental agency or court to which Buyer is subject, or (ii) result in a breach or termination of any provision of, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, require any notice under or constitute a breach or default under any note, bond, indenture, lease, contract, agreement or other instrument, or obligation to which Buyer is a party or by which any of the properties or assets of Buyer may be subject, bound or affected, which would prevent the consummation of the transactions contemplated by this Agreement; Buyer is not otherwise a party to any agreement or contract or subject to any other legal restriction that would prevent or restrict complete fulfillment by Buyer of all of the terms and conditions of this Agreement or compliance with any of its obligations under this Agreement.

                  (c) Buyer has taken all corporate and stockholder actions necessary to authorize and approve the execution, delivery and performance of this Agreement and the transactions contemplated hereby and this Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms.

                  (d) No consents or approvals of any third party or public body or authority and no consents or waivers from any other parties to leases, licenses, franchises, permits, indentures, contracts, agreements or other instruments or documents are required for the lawful consummation by Buyer of the transactions contemplated by this Agreement; except where the failure to obtain such consents or approvals or in connection with this Agreement would not, individually or in the aggregate, prevent the consummation of the transactions contemplated by this Agreement.

                  (e) There is no litigation pending, or to Buyer's knowledge, threatened that would prevent the consummation of the transactions contemplated hereby.

                  (f) No representation or warranty by Buyer contained herein or made hereunder contains or will contain any misstatement of a material fact, or omits or will omit to state a material fact required to be stated herein in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

                  (g) The financial statements of Buyer for the period ending December 31, 1999 which were delivered to BSRT and Sellers (the "Financial Statements") (i) are true and correct in all material respects as of the date of the Financial Statements, and (ii) are the most current financial statements of Buyer. There has been no material adverse change of Buyer's financial condition from that which is reflected in the Financial Statements. Buyer hereby covenants to notify Sellers and BSRT in writing within ten (10) business days of the occurrence of any condition or event the result of which is a material adverse change of its financial condition from that which is reflected in the Financial Statements.

      7.    CONDITIONS TO CLOSING.

            7.1 The obligation of Buyer under this Agreement to purchase each Property from the applicable Seller is subject to fulfillment of each of the following conditions (any one or more of which may be waived in whole or in part by Buyer in writing at or prior to Closing):

                  (a) The representations of such Seller and BSRT set forth in this Agreement shall be true and correct as of the date of this Agreement and at the time of Closing; provided, however, that Sellers shall be entitled to an opportunity to cure any representation which is not true and correct as of the date of this Agreement and/or the date of Closing in accordance with the provisions of Section 19.1(b) hereof, unless the inaccuracy of any such representation or warranty revealed in an amended and/or restated Disclosure Statement has been waived by Buyer pursuant to
Section 6.1 hereof.

                  (b) Each Seller shall have performed all material covenants, undertakings and obligations required to be performed by such Seller under this Agreement.

                  (c) Buyer's receipt of estoppel certificates confirming the representations and warranties set forth in Sections 6.2(b), (c) and
(d) hereof, dated not earlier than thirty (30) days prior to Closing, in the form of Exhibit "N" hereto from (i) tenants occupying not less than eighty percent (80%) of the rentable square footage of each Property and
(ii) notwithstanding the requirement set forth in clause (i) above, any tenant of such Property (other than a Government Tenant, as hereinafter defined) (A) whose rent constitutes ten percent (10%) or more of the anticipated monthly rents shown on the rent roll for such Property or (B) which occupies or has the right to occupy (other than pursuant to any unexercised option) 10,000 or more square feet of such Property. Notwithstanding the foregoing, Buyer shall accept, in satisfaction of the foregoing condition, estoppel certificates dated more than thirty (30) but not more than sixty (60) days prior to Closing if such estoppel certificates are accepted by Buyer's Lender. As used herein, "Government Tenants" shall mean those tenants set forth on Exhibit "V" attached hereto and made a part hereof. In the calculation of the eighty percent (80%) threshold in clause (i) above, any space occupied by a Government Tenant shall be subtracted from the square footage of the applicable Property. Each Seller shall promptly notify Buyer of the reasons (if known) of the failure of any tenant to deliver an estoppel certificate. If a Seller is unable to provide Buyer with the required estoppel certificates as set forth in this Section 7.1(c), Buyer may elect, in its sole discretion, to
(x) extend the date of Closing for a period up to thirty (30) days, during which period Buyer may seek to obtain the required estoppel certificates (with the assistance of the manager of such Property, if so requested by Buyer) from any tenant of a Property failing to produce such estoppel certificate or (y) terminate this Agreement with respect to any one or more such Properties for which the applicable Seller has not obtained such estoppel certificates.

                  (d) If the updated rent rolls for all of the Properties delivered pursuant to Section 9.1(k) hereof show anticipated monthly rents for the month in which the Closing is scheduled that are less than 95% of the aggregate rents payable under the rent rolls for all of the Properties as set forth on Exhibit "F" attached hereto, then Buyer may elect, in its sole discretion, to terminate this Agreement with respect to all of the Properties. In the event that the updated rent rolls for any three (3) or more Properties delivered pursuant to Section 9.1(k) hereof show anticipated monthly rents for the month in which the Closing is scheduled that are less than 90% of the aggregate rents payable under the rent rolls for those Properties as set forth on Exhibit "F" attached hereto (notwithstanding that the aggregated anticipated rents payable under the updated rent rolls for all of the Properties are 95% or more of the aggregate rents payable under the rent rolls for all of the Properties as set forth on Exhibit "F" attached hereto), Buyer may elect, in its sole discretion, to terminate this Agreement with respect to any one or more of such Properties. Notwithstanding the provisions of the foregoing sentence, if (i) with respect to Property #14, General Electric Plastics is not a tenant thereof as of Closing, or (ii) with respect to Property # 27, Mas-Hamilton is not a tenant thereof as of Closing or (iii) with respect to Property #20, Green Tree Financial is not a tenant thereof as of the Closing, and (iv) substantially all of the space occupied by such tenant (as described in clauses (i), (ii) and (iii) above) is not leased as of the Closing, then such Property shall not be deemed to be a Property which fails to meet the 90% threshold as set forth in this Section 7.1(d); provided, however, that if substantially all of the space occupied by any such tenant (as described in clauses (i), (ii) and (iii) above) is leased as of the Closing, such Property or Properties shall be subject to the 90% threshold set forth in this Section 7.1(d), and provided, further, that if substantially all of the space occupied by all three such tenants is not leased as of the Closing, only two of such Properties shall be deemed to be Properties which fail to meet the 90% threshold set forth above. For purposes of determining the satisfaction of the foregoing 95% and 90% thresholds, any rents (i) owed by a tenant of a Property who is more than thirty (30) days delinquent or (ii) owed by any tenant of a Property who has vacated or abandoned its premises or given notice of a lease repudiation or rejection with respect to a Tenant Lease, shall not be included in the calculation of the anticipated rents payable at such Property.

                  (e) Buyer's receipt, subject to Buyer's covenant to cooperate as set forth in Section 8.4(a) hereof, of estoppel certificates confirming the representations and warranties set forth in Section 6.2(i) hereof, dated not earlier than thirty (30) days prior to Closing, in the form of Exhibit "J" attached hereto and made a part hereof from each Ground Lessor, which estoppel certificates shall also indicate the consent of each

Ground Lessor to the assignment of such Ground Lease to Buyer. If the applicable Seller is unable to provide Buyer with the required estoppel certificate and consent as set forth in this Section 7.1(e), Buyer may extend the date of Closing for a period up to thirty (30) days, during which period Buyer may seek to obtain the required estoppel certificate from any Ground Lessor failing to produce such estoppel certificate and consent, and, upon the expiration of such thirty (30) day period, Buyer may terminate this Agreement with respect to any of such Properties for which Buyer did not obtain an estoppel certificate and consent from such Ground Lessor.

                  (f) Buyer's receipt of the subordination nondisturbance agreements referenced in Section 8.4(c) hereof from (i) seventy-five percent (75%) of the tenants described in clause (i) thereof and (ii) ninety percent (90%) of the tenants described in clause (iii) thereof, in each case calculated on the basis of square footage occupied and in each case excluding any Government Tenants. If the applicable Seller is unable to provide Buyer with the subordination nondisturbance agreements required in accordance with the foregoing thresholds, Buyer may extend the date of Closing for a period up to thirty (30) days, during which period Buyer may seek to obtain the required subordination nondisturbance agreement from any tenant failing to produce such subordination nondisturbance agreement. If the applicable Seller provides Buyer with the subordination nondisturbance agreements in accordance with the foregoing thresholds, Buyer nevertheless may terminate this Agreement with respect to any Property for which either
(i) a subordination nondisturbance agreement with a tenant described in
Section 8.4(c)(iii) hereof was not provided to Buyer, or (ii) seventy-five percent (75%) of the tenants described in Section 8.4(c)(i) did not deliver such subordination nondisturbance agreements, in each case calculated on the basis of square footage occupied and excluding Government Tenants.

            7.2 The obligation of Sellers under this Agreement to sell the Properties to Buyer is subject to fulfillment of each of the following conditions (any one or more of which may be waived in whole or in part by the applicable Seller in writing at or prior to Closing):

                  (a) The representations of Buyer set forth in this Agreement shall be true and correct as of the date of this Agreement and at the time of Closing.

                  (b) Buyer shall have performed all material covenants, undertakings and obligations required to be performed by Buyer under this Agreement.

      8. OPERATIONS PRIOR TO CLOSING. Between the date of the execution of this Agreement and the date of Closing:

            8.1 Each Seller, in accordance with its normal practices and procedures, will continue to maintain and to make all repairs and replacements to its Property so as to keep such Property in substantially its present condition, reasonable wear and tear excepted and such Seller shall operate and manage such Property in the same manner as such Property is currently operating. Each Seller shall use commercially reasonable efforts to lease vacant space. Each Seller shall continue to expend funds budgeted or planned for advertising, maintenance and capital improvements with respect to its Property until Closing. Each Seller shall maintain and comply with the applicable insurance policy set forth on Exhibit "L."

            8.2 Each Seller shall terminate as of the Closing all Service Agreements. Buyer shall cooperate with Sellers by indicating to the parties to such Service Agreements if Buyer intends to enter into similar agreements with such parties for the period from and after the date of Closing. In the event Sellers are unable to terminate any such Service Agreements prior to the date of Closing, Sellers acknowledge that Buyer will not assume the same and Sellers shall indemnify Buyer from any obligations under any such Service Agreements arising from and after the date of Closing.

            8.3 No contract for or on behalf of or affecting any Property shall be negotiated or entered into which cannot be terminated as of and after Closing without charge, cost, penalty or premium, and no Telecommunication Agreement or Service Agreement shall be modified, without the prior written consent of Buyer which shall not be unreasonably withheld or delayed. If any Seller shall enter into any contract and/or modify any Telecommunication Agreement or Service Agreement in accordance with the foregoing sentence, such Seller shall promptly provide to Buyer a copy of such executed contract and/or modified Telecommunication Agreement or Service Agreement. Prior to the Due Diligence Date, Sellers may renew, extend or modify, or enter into new leases with tenants, provided (i) each such renewal, extension, modification or new lease satisfies the lease conditions for the Property to which such lease relates as set forth on Exhibit "Q" attached hereto and made a part hereof. The applicable Seller shall analyze the creditworthiness of the proposed tenant in accordance with its standard leasing practices, and shall require such security for the proposed tenant's obligations as is commercially reasonable under the circumstances, (ii) such renewal, extension, modification or new lease provides that the lease shall be subordinate to any existing or future mortgages on the Property to which such lease relates without the execution of any further instrument on the part of the tenant, and (iii) such Seller(s) shall promptly provide to Buyer a copy of such executed renewal, extension, modification or new lease. On or following the Due Diligence Date, no Tenant Lease shall be renewed, extended or modified, and no new lease with a tenant shall be entered into, without the prior written consent of Buyer, which consent may be withheld by Buyer in its sole discretion. At the Closing, the costs incurred by any Seller in connection with a new Tenant Lease (i.e., a Tenant Lease executed on or after the date of this Agreement) for brokerage commissions and work allowances shall be allocated between such Seller and Buyer, with Buyer responsible for a fraction thereof whose numerator is the number of days in the term of the new Tenant Lease (excluding any unexercised renewal terms) from and after the Closing and whose denominator is the number of days in the term of such new Tenant Lease (excluding any unexercised renewal terms). The applicable Seller shall be responsible for all such lease costs incurred in connection with Tenant Leases executed prior to the date of this Agreement (except for any lease costs with respect to any renewal options that have not been exercised as of the date hereof, which lease costs shall be Buyer's responsibility). At the Closing, Exhibit "F" shall be amended to reflect
(i) any such new or revised Tenant Lease, (ii) any Tenant Lease which existed as of the date hereof but was not listed on Exhibit "F", (iii) any Tenant Lease that was listed on Exhibit "F" but did not exist as of the date hereof and (iv) any Tenant Lease that was listed on Exhibit "F" but which was terminated on or prior to the Closing. A new Tenant Lease shall be included in the calculation of the 95% and 90% thresholds set forth in
Section 7.1(d) hereof if such new Tenant Lease relates to space which is leased and occupied as of the date hereof, and is represented to be leased and occupied on Exhibit "F" attached hereto, but nevertheless becomes unoccupied after the date hereof. The anticipated rent payable as set forth in any proposed Tenant Lease proposed following the Due Diligence Date with respect to which Buyer withheld its consent, despite such proposed Tenant Lease having satisfied the lease conditions set forth on Exhibit "Q" shall also be included in the calculation of the aforementioned 95% and 90% thresholds. Failure of Buyer to affirmatively object to any proposed renewal, extension or modification of any existing lease or service contract within three (3) business days after receipt of Seller's request for approval or, in the case of any new lease or service contract, within three (3) business days after such receipt of Seller's request for approval, shall be deemed to be approval by Buyer. If, after the Due Diligence Date, Buyer withholds its consent to any proposed new lease that satisfies the lease conditions for the Property to which such proposed new lease relates as set forth on Exhibit "Q" attached hereto, and the transactions contemplated pursuant to this Agreement do not close by reason of a default on the part of Buyer, or a failure of Buyer to satisfy any of the conditions set forth in Section 7.2 herein, Buyer shall pay, upon termination of this Agreement, the applicable Seller the amount of base rent which would have been payable for the first one hundred twenty (120) days of such proposed new lease (unless this Agreement is terminated by reason of a failure of any of the conditions to Buyer's obligations to perform under this Agreement as set forth in Section 7.1 hereof, in which case Buyer shall not be required to pay such Seller such amount, except that Buyer shall always be required to pay such amount for leases rejected pertaining to Rejected Properties). The applicable Seller shall use commercially reasonable efforts to mitigate its damages by leasing any such space after the termination of this Agreement, and any rents collected from a tenant of such space with respect to the first one hundred twenty (120) days after such termination shall reduce the amount otherwise owed by Buyer. Notwithstanding anything in this Section 8.3 to the contrary, if this Agreement is not terminated pursuant to Section 3.3 above, Sellers shall have no right between the Due Diligence Date and the Closing to terminate any Tenant Lease without Buyer's prior written consent, which consent may be withheld in Buyer's sole discretion and which consent shall not be deemed given solely by reason of Buyer's failure to respond to a request for consent. In the event a Seller enters into a lease which such Seller was not permitted to enter into pursuant to this Section 8.3, at the Closing, Buyer shall receive a credit against the Purchase Price in the amount by which the economic terms set forth in Exhibit "Q" for such Property exceed the economic terms of such lease for the term of such lease.

            8.4 (a) Sellers shall submit estoppel certificates in the forms hereto attached as Exhibit "J" to the Ground Lessors and, subject to Buyer's covenant to cooperate as set forth in Section 7.1(e) hereof, Sellers shall make diligent good faith effort to obtain executed counterparts thereof prior to Closing. Buyer hereby covenants with BSRT and the Sellers, at Buyer's expense, to cooperate with all reasonable nonmonetary requirements of the Ground Lessors that may be a condition to obtaining estoppel certificates and/or consents therefrom; provided that
(i) if any Ground Lease expressly requires payment to a Ground Lessor of a fee or legal fees in connection with obtaining an estoppel certificate and/or consent, then the applicable Seller shall pay all such expressly required fees, (ii) the applicable Seller shall be entitled to a credit in the amount of any cash security deposit under the Ground Lease with respect to Property # 9 (6901 Riverport Drive, Louisville, Kentucky) (or, if such security is in the form of a letter of credit, Buyer shall be obligated within sixty (60) days after the Closing to replace such letter of credit or the applicable Seller may cause such letter of credit to be canceled after sixty (60) days following the Closing), and (iii) if any Ground Lease is silent as to the payment of a fee or legal fees or a security deposit, and if the Ground Lessor requires any such fee, legal fees or security deposit as a condition of granting its consent, then neither the applicable Seller nor Buyer shall be obligated to pay such fee, legal fees or security deposit.

             (b) Sellers shall submit estoppel certificates in the form attached hereto as Exhibit "N" to all tenants of the Properties and make diligent good faith effort to obtain executed counterparts thereof prior to Closing.

            (c) After the Due Diligence Date, Sellers shall submit subordination, nondisturbance agreements in the form to be delivered by Buyer on or before the Due Diligence Date to a. all tenants designated in writing by Buyer on or before the Due Diligence Date whose Tenant Leases are not subordinate by their terms to a mortgage encumbering the applicable Property, b. all tenants designated in writing by Buyer on or before the Due Diligence Date whose Tenant Leases require delivery of such an agreement from any lender, and c. all Major Tenants (as hereinafter defined), and make diligent good faith effort to obtain executed counterparts thereof prior to Closing.

            8.5 Sellers shall not apply any of the security deposits under the Tenant Leases except with respect to those Tenant Leases terminated with Buyer's consent pursuant to Section 8.3 hereof.

            8.6 Except as is required in connection with an action commenced by one or more of BSRT's shareholders, BSRT and the Sellers shall not amend or otherwise change their respective organizational documents. BSRT and the Sellers shall submit to Buyer on or before the third day after adoption a copy of any plan of liquidation or dissolution that BSRT and/or the Sellers may adopt.

            8.7 Sellers shall send notices of prepayment (which may be expressly conditioned upon the occurrence of the Closing) to the holders of any Existing Indebtedness which is not Surviving Existing Indebtedness.

            8.8 At or before the Closing, BSRT and Sellers shall (i) satisfy all loans previously made to BSRT and/or Sellers (other than the Surviving Existing Indebtedness) and (ii) satisfy all liens and encumbrances in a liquidated amount against any and all of the Properties.

            8.9 Promptly after the date hereof, BSRT Johns Creek L.L.C., the owner of Property # 12 (consisting of a portion of the Johns Creek Office and Industrial Park Property), shall send written notice to Williams Die & Mold, Inc. ("Williams"), together with such information as is required pursuant to the Second Amendment to Lease dated as of June 6, 2000 between BSRT Johns Creek L.L.C. and Williams with respect to such Property.

If Williams exercises its right of first refusal with respect to such Property, this Agreement shall terminate with respect to such Property and the Purchase Price shall be reduced by deducting therefrom the portion of the Purchase Price allocated to such Property in Exhibit "E."

            8.10 At least thirty-five (35) days prior to the Closing, Sellers shall deliver to Buyer evidence reasonably satisfactory to Buyer that the sale of the Properties to Buyer hereunder is not subject to, and does not subject Buyer to liability under, Section 902(d) of the Illinois Income Tax Act (the "Act"). If said evidence is not so delivered to Buyer, then Sellers shall, or Buyer may, notify the Illinois Department of Revenue (the "Department") of the intended sale and request the Department to make a determination as to whether Sellers, or any of them, have an assessed, but unpaid, amount of tax, penalties or interest under the Act. Sellers agree that Buyer may, at the Closing, deduct and withhold from the proceeds that are due Sellers the amount necessary to comply with the withholding requirements of said Section 902(d). Buyer shall deposit the amount so withheld in escrow with Escrow Agent pursuant to terms and conditions acceptable to Sellers, Buyer and Escrow Agent, but in any event complying with said Section 902(d).

      9.    PROVISIONS WITH RESPECT TO CLOSING.

            9.1 At Closing, each Seller shall deliver to Buyer the following:

                  (a) DEED. A general warranty deed with respect to any Fee Property (unless and to the extent that such Seller or its affiliated predecessor received a special warranty deed upon acquiring such Fee Property, in which case such Seller shall deliver to Buyer a special warranty deed with respect to such Fee Property), duly executed and acknowledged by such Seller and in proper form for recording.

                  (b) ASSIGNMENT OF GROUND LEASE. An assignment of the Ground Lease for each Ground Lease Property, in form attached hereto as Exhibit "W", duly executed and acknowledged by such Seller and in proper form for recording.

                  (c) GROUND LEASE. Original executed copies of the applicable Ground Lease, or, if unavailable, copies thereof certified by such Seller to be true and correct.

                  (d) BILL OF SALE. A quitclaim bill of sale for its Personalty with general warranties and in form and substance reasonably satisfactory to counsel for Buyer, duly executed and acknowledged by such Seller.

                  (e) ASSIGNMENT OF LEASES. An assignment of the Tenant Leases relating to its Property, in form attached hereto as Exhibit "O", duly executed and acknowledged, assigning to Buyer such Seller's interest in its Tenant Leases and the security deposits; together with the original executed copy of each Tenant Lease and any guaranty thereof, and letters prepared by Buyer (and approved by such Seller, which approval shall not be unreasonably withheld) and addressed to each of the tenants informing them of the sale and the assignment and directing them to make future payments of rents and charges to Buyer or its nominee or designee, as Buyer may elect, and together with lease files containing, without limitation, all reports of gross sales statements from tenants, insurance certificates, lease guarantees and notices from tenants. If any security deposit is in the form of a letter of credit or other similar instrument, then (i) if such letter of credit is assignable in accordance with its terms, the applicable Seller properly shall assign such letter of credit to Buyer and
(ii) if such letter of credit is not assignable by its terms, the applicable Seller shall use diligent efforts (including the payment of reasonable fees, if any) to cause the tenant on whose behalf such letter of credit was issued, and/or the issuer of the letter of credit, to reissue the same in Buyer's name as of the date of Closing. If notwithstanding such efforts, the applicable Seller is unable to cause any such letter of credit to be reissued in Buyer's name, then, following the Closing and upon Buyer's written request, and until such time as the applicable Seller shall have dissolved, such Seller shall draw the funds available with respect to such letter of credit and pay same to Buyer. If a Seller is requested by Buyer to draw upon any such letter of credit, Buyer shall indemnify such Seller from and against any and all liability such Seller may have by reason of drawing on such letter of credit.

                  (f) TENANT ESTOPPEL CERTIFICATES. The tenant estoppel certificates referred to in Section 7.1(c) hereof. If such Seller is unable to obtain such certificates from all tenants of the applicable Property pursuant to Section 7.1(c), but Buyer does not have the right, or does not elect, to terminate this Agreement, then such Seller shall deliver to Buyer such Seller's certification (which shall be limited to the best knowledge of such Seller) that the information and statements set forth in the certificate which was to be completed and delivered by the party indicated are in fact true and correct, and that Buyer may rely thereon.

                  (g) SUBORDINATION NONDISTURBANCE AGREEMENTS. The subordination nondisturbance agreements referred to in Section 8.4(c) hereof.

                  (h) GROUND LEASE ESTOPPEL CERTIFICATES. If applicable, the estoppel certificates and consents from the Ground Lessor referred to in Section 8.4(a) hereof.

                  (i) ASSIGNMENT OF NAME. An assignment, duly executed and acknowledged by such Seller, assigning to Buyer all of such Seller's right, title and interest in the Names, together with such documents as shall be necessary to transfer any logos, trademarks or service marks association with the Names and for proper termination of such Seller's use of the Names.

                  (j) ASSIGNMENT OF LICENSES AND AGREEMENTS. An assignment, in form and substance reasonably satisfactory to counsel for Buyer, of such Seller's right under (i) the assignable licenses and permits relating to such Property and (ii) each of the assignable warranties and guaranties relating to such Property, together with original copies or duly executed counterparts thereof, provided, however, that if any such agreement, license, permit, warranty or guaranty requires the approval of the other party thereto or the issuer thereof prior to assignment thereof to a third party, then the assignment of such agreement shall be accompanied by such written approval. Such Seller shall use reasonable efforts to obtain such approvals (including the payments of fees, if any, required in connection with the assignment); provided, however, that it shall be a condition to Buyer's obligations hereunder that such Seller obtain an assignment of all warranties pertaining to the roof(s) of its Property.

                  (k) UPDATED RENT ROLL. A rent roll for such Property, certified by such Seller to be true and correct as of the Closing substantially in the form of Exhibit "F" annexed hereto; and a list, certified by such Seller to be true and correct as of the Closing, setting forth the names of any tenant in arrears in the payment of rent under such tenant's lease and the amount of such arrearage.

                  (l) TITLE INSURANCE. Any and all affidavits and other instruments and documents which Buyer's title insurance company shall reasonably require in order to insure Buyer's title to such Property, including, without limitation, a gap affidavit and indemnity.

                  (m) UTILITIES BILLS. Copies of the most recent paid real estate tax, personal property tax, water, sewer, gas and electric bills with respect to such Property, and any bills for any other amounts which if unpaid at Closing could become liens against such Property.

                  (n) FIRPTA CERTIFICATE. A Foreign Investors Real Property Tax Act Certificate with respect to such Seller, stating such Seller's taxpayer identification number and that such Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code.

                  (o) ASSIGNMENT OF OTHER INTERESTS. A quitclaim assignment, in form and substance reasonably satisfactory to Buyer, of such Seller's rights in and to the Other Interests, and any documents evidencing or constituting the Other Interests.

                  (p) REPRESENTATION CERTIFICATE. A certificate restating and affirming the truth and accuracy of the representations and warranties made in Section 6.2 hereof as modified by any amended and/or restated Disclosure Statement delivered more than fifteen (15) days prior to the Closing or setting forth exceptions to such representations and warranties to the extent such exceptions are acceptable to Buyer, or otherwise dealt with pursuant to Section 7.1(a) hereof.

                  (q) PLANS AND SPECIFICATIONS. A complete set of plans and specifications for the Improvements constituting part of such Property and modifications and alterations thereto, if available to such Seller or in such Seller's possession.

                  (r) UPDATED FINANCIAL INFORMATION. Financial statements for each Property (except a Rejected Property) from October, 2000 through the last day of the most recent calendar month which date is at least ten (10) days prior to Closing. Within ten (10) days after the expiration of the calendar month during which the Closing occurred, Seller shall provide such financial statements for the period between the last day of the period referred to above and the Closing.

                  (s) TENANT LEASES FILES. All files and contents therein, relating to the Tenant Leases, that are in the possession of BSRT, such Seller or any property manager of such Property, which shall include, without limitation, accounting records, Additional Rent calculations and correspondence. If such files are in the possession of a managing agent of a Property who is being retained by Buyer, such delivery may be accomplished by notice from the applicable Seller to such managing agent that such files then belong to Buyer. If such files are in the possession of a managing agent of a Property who is not being retained by Buyer, the applicable Seller shall cause such property manager to deliver such files to Buyer promptly after the Closing. If such files are in the possession of a Seller, such Seller shall deliver such files to Buyer promptly after the Closing.

                  (t) OPINION. An opinion of Sellers' outside counsel in a form reasonably acceptable to Buyer with respect to the representations of such Seller as set forth in Section 6.2(y) through Section 6.2(bb) hereof.

                  (u) WAIVER OF RIGHT OF FIRST REFUSAL. Unless the Johns Creek Office and Industrial Park Property shall be deemed a Rejected Property pursuant to Section 8.9 hereof, a written waiver of the right of first refusal with respect to such Property from Williams (or other evidence reasonably satisfactory to Buyer and its title company of the waiver thereof).

                  (v) NOTICE(S) TO TENANTS. Notice letters to tenants, as follows: (i) with respect to any tenant which is not in arrears as of the Closing Date for more than the month in which the Closing occurs, a letter to such tenant, executed by Buyer and the applicable Seller, notifying such tenant of the sale of such Property and indicating Buyer's address for notices and for the payment of rent under the Tenant Leases;
(ii) with respect to any tenant which is in arrears as of the Closing Date for more than the month in which the Closing occurs, a letter to such tenant, executed by Buyer and the applicable Seller, notifying such tenant of the sale of such Property and stating that payment of amounts in arrears for the period before the month in which the Closing occurred shall be made to Seller and that payment of amounts in arrears for the month in which the Closing occurred and all periods thereafter shall be made to Buyer; and
(iii) with respect only to tenants described in clause (ii) above which remain in arrears as of the date that is fifty-five (55) days after the Closing, a letter to such tenant, executed by Buyer and the applicable Seller, that, effective as of the sixtieth (60th) day after the Closing, all further payments of amounts in arrears that are made by such tenant after the receipt of such notice shall be paid to Buyer, which notice shall be dated and mailed to such tenant not earlier than fifty-five (55) days after the Closing.

                  (w) SUBSTITUTION IN LANDLORD/TENANT PROCEEDINGS. Such documents as may be reasonably required in order to substitute Buyer as the party in interest in any pending landlord/tenant proceedings against tenants who are still in possession at the applicable Property.

                  (x)   SUBSTITUTION IN TAX REDUCTION PROCEEDINGS.    Such
documents as may be reasonably required in order to substitute Buyer as the party in interest in any pending tax reduction proceedings.

                  (y) ILLINOIS INCOME TAX WITHHOLDING EVIDENCE. The documentation referred to in Section 8.10 hereof.

                  (z) ADDITIONAL DOCUMENTS. Such other documents as may be reasonably required to consummate the transactions herein contemplated.

            9.2 At Closing, BSRT shall deliver 16. a certificate restating and affirming the truth and accuracy of the representations and warranties made in Section 6.3 hereof as of the Closing, 17. the opinion of BSRT's outside counsel in a form reasonably acceptable to Buyer with respect to the representations of BSRT as set forth in Section 6.3 hereof, and 18. a release and waiver of lien from Cohen.

            9.3   At Closing, the Buyer shall:

                  (a) deliver a certificate restating and affirming the truth and accuracy of the representations and warranties made in Section
6.4 hereof as of the Closing.

                  (b) pay to Sellers the balance of the Purchase Price, less the portion thereof to be paid to the Escrow Agent pursuant to Section 16;

                  (c) pay to Escrow Agent the portion of the Purchase Price to be paid to the Escrow Agent pursuant to Section 16;

                  (d) execute and deliver such other documents as may be reasonably required to consummate the transactions herein contemplated; and

                  (e) provide an opinion of Buyer's outside counsel in a form reasonably acceptable to Sellers and BSRT with respect to the representations of Buyer as set forth in Section 6.4(a) through 6.4(e) hereof.

      10.   PRORATIONS AND CLOSING EXPENSES.

            10.1 The following items shall be prorated as of 11:59 p.m. of the day immediately preceding the date of Closing (the "Adjustment Date"). To the extent that the amounts of the items to be prorated are ascertainable as of the date of Closing, they shall be prorated as of the Adjustment Date at Closing and an adjustment upward or downward, as the case may be, shall be made to the cash portion of the purchase price based on such prorations. To the extent that the amounts of the items to be adjusted are not reasonably ascertainable as of the date of Closing, they shall be adjusted as promptly after Closing as the amounts thereof are ascertained, but in no event later than sixty (60) days thereafter, except with respect to real estate taxes not then ascertainable.

                  (a) Water, sewer, fire protection inspection services, electric, telephone and all other utility charges.

                  (b)   Prepaid assignable license and permit fees.

                  (c) Prepaid rents from tenants (including tax and similar escalations).

                  (d) Unused tenant decorating or other allowances specifically granted to tenants whose Tenant Leases have commenced prior to the Closing date.

                  (e)   Rent under the Ground Leases.

                  (f) Minimum or basic rents received prior to the date of Closing shall be prorated. In the event that on the date of Closing, any tenant is in arrears in the payment of minimum or basic rent ("Base Rents") or for utility, common area, merchant association, realty taxes, operating expenses or similar charges (collectively, the "Additional Rent"), the first amounts collected after the Closing by Buyer from such tenant shall be applied in the following order of priority: (i) first, to the amounts due for the month in which the Closing occurred, (ii) second, to the amounts then due for the period after the month in which the Closing occurred, and (iii) third, to the amounts due for the period before the month in which the Closing occurred. The applicable Seller may seek during the first sixty (60) days after the Closing to collect such delinquent Base Rents and/or Additional Rent through all lawful means available to such Seller except that such Seller may not initiate or continue any action or proceeding against any such tenant. With respect to any amounts collected by the applicable Seller during the first sixty (60) days after the Closing pursuant to the preceding sentence, such amounts shall be applied in the following order of priority: (i) first, to the amounts due for the month in which the Closing occurred, (ii) second, to the amounts due for the period before the month in which the Closing occurred, and (iii) third, to the amounts then due for the period after the month in which the Closing occurred. Any such amounts not collected by Buyer or such Seller during such sixty (60) day period shall belong to Buyer if as and when received. Buyer shall disclose to any tenant who inquires that Base Rents and Additional Rent collected during the first sixty (60) days after the Closing shall belong to the applicable Seller. Promissory notes delivered by all tenants of a Property who are listed on Exhibit "F" attached hereto to the applicable Seller (or its predecessor) shall also be assigned to Buyer. Percentage rents shall be apportioned based upon when the sales giving rise to the same occurred, rather than as if such sales were distributed proportionately throughout the year.

                  (g) Additional Rent received prior to the date of Closing which relate to a period beyond the Closing shall be credited to Buyer. Sellers shall perform the 2000 reconciliations of actual expenses to estimated expenses prior to February 15, 2001 and the applicable Seller shall be entitled to any amounts received as a result of such 2000 reconciliations prior to the Closing and shall be liable for any portion of any overcharges payable to tenants of the applicable Property. Buyer shall perform the 2001 reconciliations of actual expenses to estimated expenses and the applicable Seller shall not be entitled to any portion of the amounts payable as a result of such 2001 reconciliations and shall not be liable for any portion of any overcharges payable to tenants.

                  (h) Current real estate taxes and any other amounts, including incineration charges, the nonpayment of which could become a lien against a Property, the apportionment of which shall be based on the fiscal period assessed. If any such charges have not been paid as of the Closing but are payable by tenants, when such charges are paid by the tenant, Buyer will remit to the applicable Seller any amounts paid to Buyer pursuant to this Section 10.1(h) in connection therewith.

                  (i) Buyer shall reimburse the applicable Seller for all brokerage commissions and tenant work allowances paid by such Seller with respect to Tenant Leases executed after the date of this Agreement to the extent set forth in Section 8.3 hereof.

                  (j) Within sixty (60) days following the Closing, Buyer shall replace or cause to be replaced the utility bonds set forth on Exhibit "U" attached hereto. The applicable Seller shall be permitted to cancel, terminate or otherwise retire any such bonds not replaced by Buyer within such sixty (60) day period.

            10.2 Each Seller shall furnish readings of the water, gas and electric meters at its Property to the Adjustment Date. Each Seller shall cooperate with Buyer to provide, as of the Closing, for a cancellation of electricity and other utility services in such Seller's name and a resumption thereof in Buyer's name.

            10.3 All transfer taxes imposed on or in connection with this transaction shall be paid by the applicable Seller.

            10.4 At Closing, Buyer shall receive a credit against the balance of the Purchase Price in the amount of the cash security deposits under the Tenant Leases, including interest thereon, if required, pursuant to the Tenant Leases.

            10.5 At Closing, Buyer shall pay all prepayment fees, assumption fees and other charges imposed by the holders of the Existing Indebtedness in connection with the satisfaction of such Existing Indebtedness or the acquisition of any Properties subject to Surviving Existing Indebtedness, other than the principal balance of any Existing Indebtedness which is not Surviving Existing Indebtedness and any amounts payable to the holders of the Surviving Existing Indebtedness which accrued and were payable prior to the Closing.

            10.6 Except for the Rejected Properties, if any, at or before Closing, the applicable Seller shall pay such fees as are required in order
19. to assign to Buyer all permits, licenses and approvals reasonably necessary for the operation of the Properties which are required by applicable law to be in the name of Buyer and 20. to terminate all Service Agreements. Buyer, at no cost or expense to itself, shall reasonably cooperate with the applicable Seller as may be necessary to effectuate the assignment(s) and terminations contemplated in this Section 10.6.

      11.   CASUALTY LOSS.

            11.1 Each Seller shall maintain in effect until the time of Closing the insurance policies now in effect with respect to its Property. If at any time prior to the date of Closing any portion of such Property is destroyed or damaged as a result of fire or any other casualty, such Seller shall promptly give written notice thereof to Buyer and, within thirty (30) days thereafter, shall provide Buyer with an estimate of the cost of restoring such Property to the condition it was in immediately before such damage or destruction, and whether any tenant of such Property shall have the right to terminate its Tenant Lease as a result of such fire or casualty (the "Casualty Info Notice"). If the cost of restoring such Property to substantially the same condition as existed prior to the date of such casualty exceeds ten (10%) percent of the portion of the Purchase Price allocated to such Property as set forth on Exhibit "E," as reasonably estimated by Buyer, or if any Major Tenant (hereinafter defined) of such Property shall have the right to terminate its Tenant Lease as a result of such fire or casualty, then Buyer may terminate this Agreement with respect to such Property by sending written notice thereof to the applicable Seller within fifteen (15) days after receipt of the Casualty Info Notice, except that if Closing is less than fifteen (15) days following Buyer's receipt of the Casualty Info Notice, Closing shall be delayed a reasonable time but not to exceed fifteen (15) days after receipt thereof by Buyer. As used in this Agreement, the term "Major Tenant" shall mean any tenant of a Property
(i) whose rent constitutes ten percent (10%) or more of the rent roll for such Property or (ii) which occupies or has the right to presently occupy (which right shall include any space for which such tenant is awaiting the completion of a buildout) 10,000 or more square feet of such Property.

            11.2 If this Agreement is not terminated with respect to a Property which was so damaged, the applicable Seller shall assign to Buyer at Closing all rights under such Seller's insurance policy, to collect rent insurance from and after the Closing and the proceeds to repair or restore such destruction or damage. In addition, Buyer shall receive a credit against the balance of the Purchase Price equal to the sum of the amount of any deductible under said policy and the amount of any proceeds collected by such Seller prior to the Closing except for the proceeds of rent insurance attributable to a period prior to Closing. No Seller shall adjust or settle any claim under said policy without Buyer's approval, which approval shall not be unreasonably withheld or delayed, and Buyer shall otherwise pay the full amount due under this Agreement and accept such Property in its damaged condition. If this Agreement is terminated with respect to a Property which was so damaged, the Purchase Price shall be reduced by the portion thereof allocated to such Property as set forth on Exhibit "E," all references in this Agreement to such Property and the applicable Seller shall be deemed deleted, and the remainder of this Agreement shall continue in full force and effect.

      12.   EMINENT DOMAIN.

            12.1 In the event of a taking by eminent domain proceedings or the commencement of any such proceedings which prevents the operation of a Property in substantially the manner presently operated, Buyer shall have the right, at Buyer's option, to terminate this Agreement with respect to such Property by giving written notice to the applicable Seller the sooner of (i) fifteen (15) days after Buyer received written notice of such proceedings or (ii) on or before the date fixed for Closing hereunder. If Buyer does not so terminate this Agreement, or there has been a taking of any part of such Property which does not give to Buyer the option to terminate this Agreement with respect to such Property, the Purchase Price (and the portion thereof allocated to such Property) shall be reduced by the total of any awards or other proceeds received by the applicable Seller (directly or indirectly, e.g., awards or other proceeds received by the holder of any mortgage encumbering such Property) with respect to any such taking, and at the Closing the applicable Seller shall assign to Buyer all rights of such Seller in and to any awards or other proceeds payable by reason of any taking. If this Agreement is terminated with respect to a Property which was so taken, the Purchase Price shall be reduced by the portion thereof allocated to such Property as set forth on Exhibit "E," all references in this Agreement to such Property and the applicable Seller shall be deemed deleted, and the remainder of this Agreement shall continue in full force and effect.

            12.2 Each Seller agrees to notify Buyer of any eminent domain proceedings within five (5) days after such Seller learns of such proceedings. Until such time as Closing has occurred, or this Agreement terminates, any negotiation for, or agreement to, and all contests of any offers and awards relating to eminent domain proceedings shall be conducted with the joint approval and consent of the applicable Seller and the Buyer.

      13. POSSESSION. Possession of the Property shall be given to Buyer at the time of Closing, unoccupied and free of any leases, claims to or rights of possession, except for the rights of possession of the tenants under the Tenant Leases and such other parties who are entitled to possession pursuant to the Permitted Exceptions.

      14. BROKERAGE. Each Seller and BSRT represent and warrant to Buyer that they have not dealt with any broker or other intermediary to whom a fee or commission is payable in connection with or relating to the sale and purchase which is the subject of this Agreement, other than CFC Advisory Services Limited Partnership ("Cohen"). Buyer represents and warrants to the Sellers and BSRT that Buyer has not dealt with any broker or other intermediary to whom a fee or commission is payable in connection with or relating to the sale and purchase which is the subject of this Agreement, other than Cohen. Sellers, BSRT and Buyer shall defend, indemnify and hold the other harmless from and against any and all liability, claim, charge or damages, including without limitation, counsel fees and court costs, incurred by the other as a result of any breach by the indemnitor of the foregoing representations. Sellers and BSRT shall pay a fee to Cohen in connection with this transaction, in accordance with a separate agreement. Buyer represents that it has not utilized the services of Cohen or any affiliate of Cohen in connection with the financing of this transaction.

      15. ENTIRE AGREEMENT. This is the entire agreement between the parties and there are no other terms, obligations, covenants, representatives, statements or conditions, oral or otherwise, of any kind whatsoever; provided, however, Sellers and/or BSRT shall have the right to deliver one or more amended and/or restated Disclosure Statements pursuant to Section 6.1 and/or 6.3 hereof. Any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Agreement in whole or in part unless such agreement is in writing, and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

      16. SURVIVAL. All warranties and representations of Sellers and BSRT shall survive Closing until the earlier to occur of (A) the one year anniversary of the Closing or (B) the date which is fifteen (15) days prior to the liquidation or dissolution of BSRT and the Sellers, provided that
(i) BSRT and the Sellers provide Buyer with notice of such pending liquidation or dissolution not less than thirty (30) days prior to the anticipated date thereof and (ii) such liquidation or dissolution shall not occur less than six (6) months after the Closing (the date which is the earlier to occur of (A) or (B) shall be referred to herein as the "Survival Date"). All such warranties and representations of Sellers and BSRT shall not be deemed to have merged into the deeds. No Seller shall have any liability to Buyer for any alleged breach of warranty or representation made in this Agreement, unless written notice thereof is given by Buyer to BSRT and/or such Seller and Escrow Agent prior to the Survival Date, which notice shall state the nature of any such alleged breach and the amount Buyer claims to have been damaged thereby with reasonable specificity, in which event the claim stated in said notice shall survive for the applicable period of the statute of limitations pertaining thereto. Notwithstanding the foregoing, (i) no warranty or representation of any Seller which is confirmed by an estoppel certificate from a tenant, the owner of a Ground Lease Property or the holder of Surviving Existing Indebtedness shall survive Closing, and (ii) no warranty or representation of any Seller the inaccuracy of which is actually known by Kristine Burnitis, Steven Denholtz, Stuart Green, Neil Heilberg, Michael Jaffe or Ken Mayo, so long as they are employees of Buyer or an affiliate thereof, at or before the Closing shall survive the Closing. Buyer shall be deemed to have knowledge of all information contained in any third party reports relating to the Properties that were provided to Buyer prior to the Due
Diligence Date.   BSRT, by its signature at the end hereof, hereby agrees
to guaranty the payment and performance of the obligations of each Seller pursuant to this Section 16. As the sole security for performance by Sellers and BSRT of their obligations after the Closing and as the sole and full recourse for any obligation of Sellers and/or BSRT pursuant to this
Section 16, a portion of the Purchase Price in the amount of $1,500,000 shall be paid to Escrow Agent to be held in escrow in accordance with the Escrow Agreement (the "Escrowed Amount"). Notwithstanding the foregoing, BSRT and Sellers shall also reserve an adequate amount of funds in consideration of all of the existing circumstances to pay for any known uninsured potential liability or contingency of BSRT and /or Sellers.

      17.   NOTICES.

            17.1 All notices, demands, requests or other communications required or permitted under the terms of this instrument shall be in writing and, unless and until otherwise specified in a written notice by the party to whom notice is intended to be given, shall be sent to the parties at the respective addresses:

                  If intended for any Seller, all of the Sellers or BSRT:

                  c/o Banyan Strategic Realty Trust
                  150 South Wacker Drive
                  Chicago, Illinois 60606
                  Attention: Robert G. Higgins, Esq.,
                              Vice President and General Counsel
                  Telecopier No.: 312-553-0450

                  With a copy to:

                  Shefsky & Froelich Ltd.
                  444 North Michigan Avenue
                  Chicago, Illinois 60611
                  Attention: Michael Choate, Esq.
                  Telecopier No.: 312-527-5921

                  If intended for Buyer:

                  c/o Denholtz Associates
                  1600 St. Georges Avenue
                  Rahway, New Jersey 07065
                  Attn: Mr. Steven Denholtz, President
                            Michael Jaffe, Esq., General Counsel
                  Telecopier No. 732-381-2834

                  With copies to:

                  Robinson Silverman Pearce Aronsohn & Berman LLP
                  1290 Avenue of the Americas
                  New York, NY  10104
                  Attn: Michael N. Rosen, Esq.
                  Telecopier No. 212-541-4630

                  and

                  Brach Eichler Rosenberg Silver Bernstein
                        Hammer & Gladstone
                  101 Eisenhower Parkway
                  Roseland, New Jersey 07068
                  Attn: Bruce Kleinman, Esq.
                  Telecopier No.: 973-228-7852

                  If intended for Escrow Agent:

                  Commonwealth Land Title Insurance Company
                  10 LaSalle Street, Suite 2500
                  Chicago, Illinois 60603
                  Attn: Mr. Thomas A. Seifert, Vice President and Manager Telecopier No. 312-553-6910


            17.2 Each such notice, demand, request or other communication may be given on behalf of any party by its legal counsel, shall be deemed to have been properly served for all purposes if 21. hand delivered against a written receipt of delivery, or 22. mailed by registered or certified mail of the United States Postal Service, return receipt requested, postage paid, or 23. delivered to a nationally recognized overnight courier service for next postage prepaid business day delivery, to its addressee at the address set forth in Section 17.1, or 24. delivered via telecopier or facsimile transmission to the facsimile number listed in this Section, provided, however, that if such communication is given via telecopier or facsimile transmission, an original counterpart of such communication shall concurrently be sent in any manner specified in clauses (a), (b) or (c) of this Section 17.2.

            17.3 Each such notice, demand, request or other communication shall be deemed to have been received by its addressee upon the actual receipt or refusal by the addressee to accept receipt, unless such notice, demand, request or other communication arrived on a non-business day or after 3:00 p.m. (New York time) on any business day, in which case such notice, demand, request or other communication shall be deemed to have been received on the next business day.

      18.   INQUIRIES AND NEGOTIATIONS.

            18.1 OTHER NEGOTIATIONS. Following the date hereof and until Closing or termination of this Agreement, as the case may be, BSRT and Sellers shall not (and they shall instruct their respective officers, directors, trustees, employees, representatives, agents and Affiliates not
to), directly or indirectly, (i) solicit, initiate, seek, or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (as hereinafter defined), including, without limitation, any Superior Proposal (as hereinafter defined), or (ii) participate in any discussions or negotiations regarding an Acquisition Proposal, or otherwise cooperate in any way with respect to, or assist or participate in or facilitate, any Acquisition Proposal with any person, corporation, entity or "group," as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (each, a "Third Party"), other than Buyer and its affiliates, representatives and agents, PROVIDED, HOWEVER, that nothing contained in this Section 18.1 shall prohibit BSRT or Sellers (individually or in the aggregate) from (i) furnishing non-public information with respect to BSRT and Sellers (pursuant to a customary confidentiality agreement) to any person or entity that makes an unsolicited bona fide Acquisition Proposal after the date hereof, (ii) participating in negotiations regarding such Acquisition Proposal if, and only to the extent that, a majority of the disinterested members of BSRT's Board of Trustees determines in good faith that (x) such action is required by its fiduciary duties under applicable law or BSRT's Organizational Documents, and (y) the Acquisition Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal and (z) BSRT complies with the provisions of Section 18.3 hereof, and (iii) responding to routine shareholder inquiries in accordance with applicable law and/or BSRT's Organizational Documents. Nothing in this Section 18.1 shall (i) permit BSRT to terminate this Agreement (except as specifically provided in this Agreement), (ii) except as otherwise provided herein, permit BSRT to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, neither BSRT nor any of the Sellers shall enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal) or (iii) affect any other obligation of any party under this Agreement.

            18.2 TERMINATION OF EXISTING ACTIVITIES. Upon execution of this Agreement, BSRT and Sellers will immediately cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the activities set forth in Section 18.1(i) or (ii) above.

            18.3 NOTIFICATION TO BUYER. (a) BSRT and Sellers shall promptly (but in any event within one business day) advise the Buyer in writing of any proposal or offer that is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, BSRT and/or Sellers in respect of an Acquisition Proposal or any written inquiry regarding the making of an Acquisition Proposal and shall notify the third party of BSRT's and Sellers' obligation under this Agreement (without any reference to Buyer) and shall, in the notice to Buyer, indicate the material terms and conditions of any Acquisition Proposal that, in the good faith determination of BSRT's Board of Trustees, constitutes, or is reasonably likely to lead to, a Superior Proposal. BSRT and Sellers shall not release any Third Party from, or waive or amend any provision of, any existing confidentiality or standstill agreement.

                  (b) At any time after BSRT or Sellers receive an Acquisition Proposal that, in the good faith determination of BSRT's Board of Trustees, constitutes, or is reasonably likely to lead to, a Superior Proposal, BSRT may request that Buyer notify BSRT in writing, within two
(2) business days after receipt of the notice from BSRT, of the amount of the expenses incurred, to the date of Buyer's response, by Buyer in connection with the transactions contemplated hereby, including, without limitation, any professional and consulting fees incurred in connection with negotiating this Agreement, the investigations performed pursuant to
Section 3.1 hereof and preparation for closing the transactions contemplated hereby, and any fees payable in connection with the debt or equity necessary to consummate the transactions set forth herein (collectively, "Buyer's Costs"). Within five (5) business days after receipt of such notice from Buyer, BSRT shall notify Buyer whether such Acquisition Proposal constitutes a Superior Proposal. If BSRT does not so notify Buyer within such five (5) business day period, the Acquisition Proposal shall be deemed not to be a Superior Proposal.

            18.4 BOARD APPROVAL. Neither BSRT's Board of Trustees nor any committee thereof shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to Buyer, the approval by BSRT's Board of Trustees or any such committee of this Agreement or the transactions contemplated by this Agreement unless (i) the Board of Trustees or committee, if any, determines in good faith, that the Acquisition Proposal constitutes a Superior Proposal, that this Agreement is no longer in the best interests of the holders of BSRT's shares of beneficial interest ("Shares") and that withdrawal or modification is required to satisfy its fiduciary duties to the holders of Shares under applicable law or BSRT's Organizational Documents, and (ii) BSRT has complied with the provisions of
Section 18.3.

            18.5 PAYMENT OBLIGATION. If a Payment Event (as hereinafter defined) occurs, Sellers shall notify Buyer and Escrow Agent, and Buyer shall be entitled to the payments set forth in Section 19.2(e). BSRT and Sellers acknowledge that the agreements contained in this Section 18 and the payments set forth in Section 19.2(e) hereof are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Buyer would not enter into this Agreement; accordingly, if BSRT and Sellers fail to promptly pay any amount due pursuant to Section 19.2(e), and, in order to obtain such payment, Buyer commences a suit that results in a judgment against BSRT or Sellers for any amount set forth in
Section 19.2(e), BSRT and Sellers shall also pay to Buyer its reasonable costs and expenses incurred (including, without limitation, fees and expenses of counsel) in connection with such litigation.

            18.6 SURVIVAL. The payment obligations of BSRT and Sellers contained in Section 19.2(e) shall survive termination of this Agreement, and are intended to benefit Buyer and shall be binding on the successors and assigns of BSRT and Sellers.

            18.7  TERMINATION OF THIS AGREEMENT.

                  (a) In addition to the rights of termination provided in Section 19 herein, BSRT and Sellers may terminate this Agreement prior to the Closing and enter into a binding written agreement for a transaction that constitutes a Superior Proposal (each, an "Acquisition Agreement") if:

                        (i) BSRT and Sellers are not in breach of their obligations under this Section in any material respect and have complied with all requirements and procedures of this Section in all material respects;

                        (ii) BSRT notifies the Buyer (the "Notice") that it intends to enter into an Acquisition Agreement and terminate this Agreement pursuant to this Section 18, attaching to the Notice a complete unredacted copy of the most current version of the written agreement for the transaction constituting a Superior Proposal, provided that Buyer shall maintain in confidence and not disclose the contents of the written agreement in accordance with Section 22 hereof; and

                        (iii) Buyer has not made within the immediately succeeding five (5) business days after its receipt of the Notice such adjustments to the terms and conditions of this Agreement that BSRT's Board of Trustees reasonably and in good faith determines, in the exercise of its fiduciary duties, are at least as favorable to BSRT's shareholders as the Superior Proposal (in which case BSRT and Buyer will enter into an amended agreement reflecting Buyer's adjustments to the terms and conditions of this Agreement). BSRT and Sellers agree (x) that they shall not enter into a binding Acquisition Agreement until at least the 6th business day after Buyer has received the Notice, and (y) to notify Buyer promptly if their intention to enter into a binding Acquisition Agreement referred to in the Notice shall change at any time after giving the Notice. Buyer and BSRT acknowledge and agree that if BSRT sends a Notice to Buyer later than the sixth day immediately preceding the date of the Closing, the date of the Closing shall be appropriately delayed to allow for the time periods described in this Section 18.7 to be fulfilled. BSRT and Sellers acknowledge and agree that each successive material amendment to any Superior Proposal shall constitute a new Acquisition Proposal for purposes of this Section 18.

            18.8  DEFINITIONS.  For purposes of this Section 18:

                  (a) "Acquisition Proposal" shall mean any bona fide written proposal or offer from any Third Party (other than Buyer) relating to any (i) merger, consolidation, recapitalization, tender or exchange offer, debt restructuring or similar transaction involving BSRT or any Seller (except for the acquisition of Property # 12 pursuant to the right of first refusal referred to in Section 8.9 hereof), (ii) sale of more than 80% of the common stock of BSRT or more than 80% of the limited liability company or partnership interests in Sellers, taken as a whole, or (iii) direct or indirect sale of the assets of BSRT (including capital stock/limited liability company/partnership interests and assets of Sellers) representing more than 80% of the assets of BSRT or Sellers, taken as a whole.

                  (b) "Superior Proposal" shall mean any bona fide written Acquisition Proposal, if and only if, BSRT's Board of Trustees reasonably determines in good faith (i) that the proposed transaction would be more favorable from a financial point of view to the holders of Shares than the transactions contemplated by this Agreement and (ii) that the person or entity making the proposal is capable of consummating the Acquisition Proposal.

                  (c) "Payment Event" shall mean (i) the termination of this Agreement pursuant to Section 18.7, or (ii) BSRT and/or Sellers shall enter into an Acquisition Agreement with respect to, or consummate, an Acquisition Proposal at any time within twelve (12) months of the date of termination of this Agreement (other than by reason of (x) Buyer's failure to comply with or perform, or its breach of, in any material respect, any of its agreements or covenants contained herein or (y) Buyer's termination of this Agreement pursuant to Section 3.3 hereof), if between the time of execution of this Agreement and of terminating this Agreement BSRT or Sellers had received the Acquisition Proposal which ultimately resulted in the Acquisition Agreement with the person or entity (or any affiliate thereof) submitting the Acquisition Proposal, or (iii) BSRT and/or Sellers shall enter an Acquisition Agreement with respect to, or consummate, an Acquisition Proposal at any time within four (4) months of the date of termination of this Agreement (other than by reason of (x) Buyer's failure to comply with or perform, or its breach of, in any material respect, any of its agreements or covenants contained herein or (y) Buyer's termination of this Agreement pursuant to Section 3.3 hereof) if the purchase price thereunder is more than the Purchase Price (after deducting the portion thereof allocated to any Rejected Properties or Properties that would have been deemed Rejected Properties had the Closing occurred).

      19.   TERMINATION.

            19.1  This Agreement may be terminated as follows:

                  (a) by Buyer, BSRT or Sellers if any court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the purchase and sale of any of the Properties and such order, decree, ruling or other action shall have become final and non-appealable;

                  (b) by Buyer upon a. delivery of the notice referred to in Section 3.3 hereof, b. (notwithstanding that Sellers may have provided Buyer with a restated Disclosure Statement and except as otherwise set forth in Section 6.1 hereof) a material breach of a material representation, warranty, covenant or agreement on the part of Sellers and/or BSRT set forth in this Agreement, or if any material representation or warranty of Sellers and/or BSRT shall have become materially untrue, in either case after written notice from Buyer and a reasonable period to cure such breach (in any event not less than ten (10) days and for such longer period as is reasonably required to so cure, provided that Sellers and/or BSRT have commenced such cure and are diligently pursuing the same), such that the condition set forth in Section 7.1(a) would be incapable of being satisfied by the Closing date, or c. an event of bankruptcy, receivership or other similar event of any Seller or BSRT or any filing with respect thereto;

                  (c) by Sellers and BSRT upon (i) a material breach of a material representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement (including, without limitation, any material breach by Buyer of Section 22 hereof), or if any material representation or warranty of Buyer shall have become materially untrue, in either case after written notice from Sellers and BSRT and a reasonable period to cure such breach (in any event not less than ten (10) days and for such longer period as is reasonably required to so cure, provided that Buyer has commenced such cure and is diligently pursuing the same), such that the condition set forth in Section 7.2(a) would be incapable of being satisfied by the Closing date, or (ii) an event of bankruptcy, receivership or other similar event of Buyer or any filing with respect thereto;

                  (d) by Sellers and BSRT as set forth in Section 18.7 hereof;

                  (e)   by Buyer as set forth in Section 5.5(c) hereof; and

                  (f) by Buyer if any of the conditions to Buyer's obligation to close as set forth in Section 7.1 shall not have been satisfied.

                  (g) by BSRT or Sellers if any of the conditions to Sellers' obligation to close as set forth in Section 7.2 shall not have been satisfied.

            19.2  Upon the termination of this Agreement pursuant to
Section 19.1 hereof, no party hereto shall have any further liability to any other party hereunder, except as set forth in this Section 19.2.

                  (a) If this Agreement is terminated by Buyer pursuant to:

                        (i) Section 19.1(a) hereof (unless the decree, ruling or other action referred to in Section 19.1(a) is based upon the acts of Buyer, other than entering into this Agreement);

                        (ii)  Section 19.1(b)(ii) or (iii) hereof; or

                        (iii) Section 19.1(e) hereof;

                        then Buyer shall be entitled to:

                        (x)   an immediate return of the Downpayment; and

                        (y) be reimbursed by Sellers or BSRT for all of the reasonable out of pocket costs and expenses incurred by Buyer in connection with the transactions contemplated hereby.

                  (b) If this Agreement is terminated by Buyer pursuant to Section 19.1(f) hereof on account of the failure of the condition precedent set forth in Section 7.1(c), (e) or (f) hereof, then Buyer shall be entitled to an immediate return of the Downpayment.

                  (c) If this Agreement is terminated by Buyer pursuant to Section 19.1(f) hereof on account of the failure of the condition precedent set forth in Section 7.1(d) hereof, then Buyer shall be entitled to:

                        (i)   an immediate return of the Downpayment; and

                        (ii) be reimbursed by Sellers or BSRT for fifty percent (50%) of the reasonable out of pocket costs and expenses incurred by Buyer in connection with the transactions contemplated hereby.

                  (d) If this Agreement is terminated by BSRT or Sellers pursuant to:

                        (i)   Section 19.1(c) hereof; or

                        (ii)  Section 19.1(g) hereof;

                        then BSRT and Sellers shall be entitled to immediately retain the Downpayment as set forth in Section 20.1.

                  (e) If this Agreement is terminated by BSRT or Sellers pursuant to Section 19.1(d) hereof, then as a condition precedent of such termination, Buyer shall be entitled to:

                        (i)   a return of the Downpayment;

                        (ii) the payment of Three Million and no/100 Dollars ($3,000,000.00) from BSRT or Sellers within one (1) business day of such termination; and

                        (iii) reimbursement from BSRT or Sellers of the reasonable out of pocket costs and expenses incurred by Buyer in connection with the transactions contemplated hereby, which shall not exceed the amount set forth in the notice Buyer delivered to Seller pursuant to
Section 18.3(b) hereof.

                  (f) If following the termination of this Agreement (other than pursuant to Section 19.1(d) hereof), a Payment Event occurs, then within one (1) business day following the occurrence of such Payment Event, Buyer shall be entitled to the payment of Three Million and no/100 Dollars ($3,000,000.00) from BSRT or Sellers.

            19.3 Upon the payment by BSRT and/or Sellers of Buyer's costs and expenses pursuant to Section 19.2(a) and (c) hereof, Buyer shall (i) promptly provide BSRT, without representation, warranty or recourse, with all title, survey, environmental, structural engineering and property condition reports and all other similar reports prepared by third parties in connection with the transactions contemplated hereby and relating to the Properties (except, without limitation, all reports prepared by the attorneys, financial advisers, accountants or similar professionals for Buyer or Buyer's Lender), to the extent the cost therefor is part of Buyer's costs and expenses so reimbursed by BSRT and/or Sellers, unless such reports were previously delivered to Sellers hereunder, or unless such reports are not made available to Buyer by Buyer's Lender, and (ii) if necessary, execute, from time to time, appropriate consents allowing such reports to be reissued to Sellers or other parties, at no cost to Buyer.

            19.4 Upon the termination of this Agreement with respect to any Rejected Property as provided in Section 5.5(B) hereof, Buyer shall be entitled to be reimbursed at Closing for the reasonable out-of-pocket expenses incurred by Buyer with respect to such Rejected Property. Upon the termination of this Agreement with respect to any Rejected Property as provided in Section 19.1(f) on account of the failure of the condition precedent set forth in Section 7.1(d), Buyer shall be entitled to be reimbursed at Closing for fifty percent (50%) of the reasonable out-of-pocket expenses incurred by Buyer with respect to such Rejected Property.

      20.   DEFAULT.

            20.1 If this Agreement is terminated by reason of the default of Buyer, then Sellers shall have the right to retain the Downpayment as and for liquidated damages under this Agreement. The parties hereto hereby acknowledge that the actual damages which may be sustained by reason of Buyer's default are not easily computed, and the sum agreed upon above is fair and reasonable. Sellers' right to the liquidated damages payable under this Section 20.1 shall be Sellers' sole remedy against Buyer by reason of Buyer's default hereunder and shall be in lieu of any and all equitable remedies otherwise available to Seller by reason of Buyer's default, including, but not limited to the right to recover the Purchase Price and any other damages, all of which are hereby waived by Sellers.

            20.2 Sellers and BSRT recognize that certain actions will be taken by Buyer in reliance on this Agreement and that Buyer will suffer irreparable harm, whose value cannot be determined, if this Agreement is breached by Sellers and/or BSRT. Based upon the unique consideration to be received by Buyer, Sellers and BSRT acknowledge that specific performance of this Agreement may be demanded.

      21.   MISCELLANEOUS.

            21.1 The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

            21.2 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

            21.3 This Agreement shall be governed by and shall be construed and interpreted in accordance with the laws of the State of Illinois.

            21.4 At any time, either before or at the Closing, Buyer may assign this Agreement without consent of Sellers to any affiliate or related entity of Buyer. If Buyer does so assign this Agreement, Buyer may supplement and/or modify the representations and warranties as set forth in
Section 6.4 herein to reflect the assignment. At the Closing, Buyer may assign this Agreement (or Buyer's right to acquire one or more Properties) without consent of Sellers to one or more entities unaffiliated with Buyer.

Any assignment of this Agreement by Buyer other than as permitted in the preceding two sentences shall be subject to Sellers' approval, not to be unreasonably withheld. Upon any such assignment at or prior to the Closing, Buyer shall remain liable for the performance of its obligations hereunder. Upon any such assignment at the Closing, Sellers shall accept the assignee's performance of Buyer's obligations under this Agreement in lieu of Buyer, and upon the satisfactory completion of such performance, Buyer shall be relieved of its liability hereunder (except as provided herein).

            21.5 Buyer and Sellers shall execute and deliver each to the other such documents and instruments, take such further actions, and shall cooperate with each other, both before and after the Closing as may be reasonably necessary or required to consummate the transactions contemplated by this Agreement.

            21.6 In the event of any action or proceeding brought by either party against the other pursuant to this Agreement, the prevailing party shall be entitled to recover the reasonable fees and out-of-pocket expenses of its attorneys in such action or proceeding.

      22.   CONFIDENTIALITY.

            22.1 The Confidentiality Agreement dated as of August 21, 2000 between Buyer and Cohen, as modified by first Amendment to Confidentiality Agreement dated October 30, 2000 among Buyer, Cohen and BSRT, is hereby terminated, null and void and of no further force or effect.

            22.2 For purposes of this Section 22, "Information" means all written or oral information concerning or relating to the business operations, assets, policies, financial status or other related business information regarding BSRT or the Properties, including, but not limited to, all information obtained pursuant to Section 3 hereof.

            22.3 Buyer agrees to treat all Information as confidential and proprietary information and shall not disclose, except as otherwise required by law, regulation or legal process or otherwise permitted by this Agreement, any Information to any person other than employees and officers of Buyer, affiliates, professional advisors, prospective financing sources, prospective capital providers or prospective equity partners or participants, prospective acquirers, rating agencies or regulatory agencies and any other person or entity that Buyer deems necessary to evaluate and close the transaction contemplated hereby, and the representatives of the foregoing (collectively "Buyer's Representatives"), in each case on a "need to know basis," each of whom Buyer agrees shall be informed of the confidential nature of such Information, without the prior written consent of BSRT and shall not utilize the Information for any purpose other than in connection with the transactions contemplated hereby.

            22.4  Buyer acknowledges and agrees that:

                  (a) portions of the Information contain confidential and proprietary information;

                  (b) any unauthorized disclosure or use of the Information by Buyer or any of Buyer's Representatives not authorized under this Agreement or by BSRT may cause irreparable harm and loss to BSRT for which there is no adequate remedy at law;

                  (c) the Information is disclosed by BSRT and Sellers to Buyer solely for the use by Buyer and Buyer's Representatives in analyzing and evaluating and effectively executing the transactions contemplated hereby;

                  (d) the disclosure of the Information to Buyer does not constitute a general release of such information by BSRT;

                  (e) except for Buyer's Representatives, Buyer shall not disclose to any person that the Information has been made available to Buyer or disclose to any person any portion of the Information;

                  (f) Buyer and Buyer's Representatives shall not use for any purpose any portion of the Information except to evaluate and effectively execute the transactions contemplated hereby, subject to the terms hereof, and shall abide by BSRT's reasonable determination that the Information is confidential and acknowledges that Buyer's strict compliance with each of the terms and conditions of this Section 22 is necessary to preserve the confidentiality of the Information;

                  (g) Buyer shall, at its option, as soon as practicable after notice from BSRT, either return to BSRT, or destroy (and on BSRT's request, certify to BSRT in writing such destruction) all written Information, without retaining any copy thereof (except (i) for documentation of Buyer's confidential work paper records, (ii) as required by regulatory agencies and (iii) for one copy of such Information to be used solely in connection with legal proceedings), upon any termination of this Agreement. As soon as practicable after notice from BSRT, Buyer shall destroy (and certify to BSRT in writing as to such destruction) all documents, memoranda, analyses, compilations, studies, notes and other writing whatsoever prepared by Buyer or Buyer's Representatives based in whole or in part on the information contained in the Information (except
(i) for documentation of Buyer's confidential work paper records, (ii) as required by regulatory agencies and (iii) for one copy of such Information to be used solely in connection with legal proceedings); and

                  (h) It is Buyer's responsibility to insure that Buyer's Representatives comply with the terms of this Section regarding the Information, and Buyer hereby agrees to indemnify, defend and hold harmless BSRT and Sellers from and against all losses, costs, reasonable fees and out-of-pocket expenses, incurred by BSRT and Sellers as a result of the breach by Buyer or any of Buyer's Representatives of such terms and conditions of this Section 22. Any damage claims which BSRT may have as a result of a breach of this Section 22 shall not include punitive, consequential, special or indirect damages.

            22.5 This Section 22 shall be inoperative as to particular portions of the Information if such Information (a) is now or becomes generally available to the public other than as a result of a disclosure by Buyer or Buyer's Representatives, (b) lawfully becomes available to Buyer on a non-confidential basis from a source other than BSRT or Sellers, or their respective agents, advisors or representatives, or (c) is known, or lawfully in the possession of Buyer or Buyer's Representatives at the time Buyer or Buyer's Representatives receives such Information. A disclosure or retention of Information shall not constitute a breach hereof to the extent a disclosure and/or retention of such Information, in the opinion of

Buyer's or Buyer's Representatives' legal counsel, is required by applicable law or regulation or either by a court or governmental agency with competent jurisdiction or in connection with a litigated dispute. Moreover, this Section 22 shall be inoperative with respect to any communications set forth in the last two sentences of Section 3.1 hereof, provided that Buyer and Buyer's Representatives shall not disclose any Information to tenants, property managers or service contractors unless Buyer reasonably believed that such Information was available and/or known to such tenants, property managers or service contractors.

            22.6 It is understood and agreed that money damages would not be a sufficient remedy for any breach or attempted breach of this Agreement by Buyer, its employees, officers, directors or Buyer's Representatives. BSRT and Sellers shall be entitled to seek specific performance and injunctive relief for any such breach or attempted breach of this Agreement, and such relief shall be in addition to all other remedies available to BSRT or Sellers at law or in equity, subject to the limitations set forth in Section 22.4(h) hereof.

            22.7 This Section 22 shall be governed by and construed and enforced in accordance with the laws of the State of Illinois. Buyer hereby submits to the jurisdiction of the Circuit Court of Cook County, Illinois or the United States District Court in the Northern District of Illinois in respect to any dispute arising from this Section.

            22.8 The obligations imposed on Buyer and Buyer's Representatives under this Section shall continue until the earlier to occur of (a) if this Agreement is terminated, nine (9) months from the date of this Agreement and (b) if the Closing contemplated hereunder occurs, the date of Closing, to the effect that if the Closing occurs, BSRT and Sellers shall have no rights or remedies under this Section 22. With respect to any Rejected Property, the obligations imposed on Buyer and Buyer's Representatives under this Section shall continue for nine (9) months following the date of this Agreement.

            22.9 Buyer acknowledges that certain of the Information may be of a material and non-public nature, the possession of which may result in Buyer and/or certain of its principals being legally barred from trading in the public securities of BSRT. Buyer shall not attempt to solicit any proxies from shareholders of BSRT for a period of one year from the date hereof.

            22.10 Buyer and Sellers have agreed upon press releases to be issued promptly after the execution of this Agreement.

            22.11 Buyer agrees that, prior to Closing, Buyer shall not voluntarily disclose to anyone (other than Buyer's Representatives and Buyer's Lender), including any governmental authority, any Information Buyer may discover as a result of its own due diligence efforts with respect to any Property being in violation of any applicable law, regulation or other governmental requirement, except as may be required by any regulatory agencies.



       THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                  SELLERS:

                  BSRT PHOENIX BUSINESS PARK L.L.C.

                  By: BSRT PORTFOLIO CORP., an Illinois corporation, Its managing member

                        By:   ___________________________
                              L.G. Shafran
                              President

                  BSRT SOUTHLAKE L.L.C.

                  By:   BSRT PORTFOLIO CORP.,
                        an Illinois corporation,
                        Its managing member

                        By:   ___________________________
                              L.G. Shafran
                              President

                  BSRT PEACHTREE POINTE L.L.C.

                  By: BSRT PORTFOLIO CORP., an Illinois corporation, Its managing member

                        By:   ___________________________
                              L.G. Shafran
                              President

                  BSRT AVALON CENTER L.L.C.

                  By: BSRT PORTFOLIO CORP., an Illinois corporation, Its managing member

                        By:   ___________________________
                              L.G. Shafran
                              President



                  BSRT SAND LAKE TECH CENTER L.L.C.

                  By: BSRT PORTFOLIO CORP., an Illinois corporation, Its managing member

                        By:   ___________________________
                              L.G. Shafran
                              President

                  BSRT PARK CENTER L.L.C.

                  By: BSRT PORTFOLIO CORP., an Illinois corporation, Its managing member

                        By:   ___________________________
                              L.G. Shafran
                              President

                  BSRT FOUNTAIN SQUARE L.L.C.

                  By: BSRT PORTFOLIO CORP., an Illinois corporation, Its managing member

                        By:   ___________________________
                              L.G. Shafran
                              President

                  BSRT METRIC PLAZA L.L.C.

                  By: BSRT PORTFOLIO CORP., an Illinois corporation, Its managing member

                        By:   ___________________________
                              L.G. Shafran
                              President


                  BSRT UNIVERSITY CORPORATE CENTER L.L.C.

                  By: BSRT PORTFOLIO CORP., an Illinois corporation, Its managing member

                        By:   ___________________________
                              L.G. Shafran
                              President

                  BSRT TECHNOLOGY CENTER L.L.C.

                  By: BSRT PORTFOLIO CORP., an Illinois corporation, Its managing member

                        By:   ___________________________
                              L.G. Shafran
                              President


                  BSRT AIRWAYS PLAZA L.L.C.

                  By: BSRT PORTFOLIO CORP., an Illinois corporation, Its managing member

                        By:   ___________________________
                              L.G. Shafran
                              President


                  BANYAN/MORGAN ELMHURST L.L.C.

                  By: BSRT Portfolio C Corp., an Illinois corporation, Its managing member

                        By:   ___________________________
                              L.G. Shafran
                              President


                  BANYAN/MORGAN WISCONSIN L.L.C.

                  By: BSRT Portfolio C Corp., an Illinois corporation, Its managing member

                        By:   ___________________________
                              L.G. Shafran
                              President

                  BSRT NEWTOWN TRUST

                  By: BSRT Portfolio Corp., an Illinois corporation, Its corporate trustee

                        By:   __________________________
                              L.G. Shafran
                              President


                  BSRT LEXINGTON TRUST

                  By: BSRT Portfolio B Corp., an Illinois corporation, Its corporate trustee

                        By:   __________________________
                              L.G. Shafran
                              President


                  BSRT LEXINGTON B CORP., an Illinois corporation

                  By:   __________________________
                        L.G. Shafran
                        President


                  BSRT COMMERCE CENTER L.L.C.

                  By:   BSRT UPREIT Limited Partnership,
                        an Illinois limited partnership, Member

                        By: BSRT UPREIT Corp., an Illinois corporation, Its general partner

                              By:   __________________________
                                    L.G. Shafran
                                    President


                  BSRT UNIVERSITY SQUARE L.L.C.

                  By:   BSRT UPREIT Limited Partnership,
                        an Illinois limited partnership, Member

                        By: BSRT UPREIT Corp., an Illinois corporation, Its general partner

                              By:   __________________________
                                    L.G. Shafran
                                    President


                  BSRT AVALON RIDGE L.L.C.

                  By:   BSRT UPREIT Limited Partnership,
                        an Illinois limited partnership, Member

                        By: BSRT UPREIT Corp., an Illinois corporation, Its general partner

                              By:   __________________________
                                    L.G. Shafran
                                    President

                  BSRT TECHNOLOGY PARK (GA) L.L.C.

                  By:   BSRT UPREIT Limited Partnership,
                        an Illinois limited partnership, Member

                        By: BSRT UPREIT Corp., an Illinois corporation, Its general partner

                              By:   __________________________
                                    L.G. Shafran
                                    President


                  BSRT JOHNS CREEK L.L.C.

                  By:   BSRT UPREIT Limited Partnership,
                        an Illinois limited partnership, Member

                        By: BSRT UPREIT Corp., an Illinois corporation, Its general partner

                              By:   __________________________
                                    L.G. Shafran
                                    President


                  BSRT WOODCREST OFFICE PARK LIMITED PARTNERSHIP

                  By:   BSRT Woodcrest Office Corp.,
                        an Illinois corporation Its general partner

                        By:   __________________________
                              L.G. Shafran
                              President


                  BSRT/M&J NORTHLAKE LIMITED PARTNERSHIP

                  By: BSRT UPREIT Corp., an Illinois corporation, a general partner

                        By:   __________________________
                              L.G. Shafran
                              President


                  TOWER LANE LIMITED PARTNERSHIP

                  By: BSRT UPREIT Corp., an Illinois corporation, a general partner

                        By:   __________________________
                              L.G. Shafran
                              President


                  BANYAN/MORGAN MOC LIMITED PARTNERSHIP

                  By:   BSRT Brook Corp., an Illinois corporation,
                        a general partner

                        By:   __________________________
                              L.G. Shafran
                              President

                  BANYAN/MORGAN WILLOWBROOK LIMITED PARTNERSHIP

                  By: BSRT Wilburr Corp., an Illinois corporation, a general partner

                        By:   __________________________
                              L.G. Shafran
                              President


                  BSRT BUTTERFIELD OFFICE PLAZA, L.L.C.

                  By:   Butterfield O'Hare L.P., an Illinois
                        limited partnership, Member

                        By: BSRT UPREIT Corp., an Illinois corporation, a general partner

                              By:   __________________________
                                    L.G. Shafran
                                    President


                  BSRT RIVERPORT TRUST

                  By:   __________________________
                        L.G. Shafran
                        President

                  BUYER:

                  DENHOLTZ MANAGEMENT CORPORATION


                  By:   ____________________________
                        Name:
                        Title:


AGREED TO BY BSRT FOR PURPOSES OF
SECTIONS 6.3, 14, 15, 16, 18, 19, 20 AND 22 ONLY:

BANYAN STRATEGIC REALTY TRUST

By:   _______________________
      Name:
      Title: